                                                                     EXHIBIT 4.4




                           FORDING CANADIAN COAL TRUST





                              DECLARATION OF TRUST





                                FEBRUARY 26, 2003









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                                TABLE OF CONTENTS


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ARTICLE 1
         THE TRUST AND DEFINITIONS...........................................  1
         1.1      Definitions................................................  1
         1.2      Certain Rules of Interpretation............................  7
         1.3      Initial Contribution.......................................  8
         1.4      Name.......................................................  9
         1.5      Use of Name................................................  9
         1.6      Office.....................................................  9
         1.7      Trust Auditors.............................................  9
         1.8      Change of Auditors.........................................  9
         1.9      Fiscal Year................................................  9
         1.10     Nature of the Trust........................................ 10
         1.11     Rights of Unitholders...................................... 10

ARTICLE 2
         TRUSTEES............................................................ 10
         2.1      Number..................................................... 10
         2.2      Term of Office............................................. 11
         2.3      Qualifications of Trustees................................. 11
         2.4      Election of Trustees....................................... 11
         2.5      Resignations, Removal and Death of Trustees................ 12
         2.6      Vacancies.................................................. 12
         2.7      Successor and Additional Trustees.......................... 12
         2.8      Compensation and Other Remuneration........................ 13

ARTICLE 3
         TRUSTEES' POWERS AND DUTIES......................................... 13
         3.1      General Powers............................................. 13
         3.2      Specific Powers and Authorities............................ 13
         3.3      Further Powers of the Trustees............................. 17
         3.4      Standard of Care........................................... 18
         3.5      Reliance Upon Trustees..................................... 18
         3.6      Determinations of Trustees Binding......................... 18
         3.7      Conflict of Interest....................................... 19
         3.8      Special Approval Matters................................... 21
         3.9      Restrictions on Trustees' Powers........................... 22

ARTICLE 4
         INVESTMENTS OF TRUST................................................ 23
         4.1      Investment Guidelines...................................... 23
         4.2      Other Investments.......................................... 24

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                                      -i-
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                                TABLE OF CONTENTS
                                   (continued)

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ARTICLE 5
         UNITS............................................................... 24
         5.1      Nature of Units............................................ 24
         5.2      Consolidation of Units..................................... 25
         5.3      Consideration for Units.................................... 25
         5.4      No Pre-Emptive Rights...................................... 25
         5.5      Fractional Units........................................... 25
         5.6      Legal Ownership of Assets of the Trust..................... 26
         5.7      Allotment and Issue........................................ 26
         5.8      Rights, Warrants, Options and Other Securities............. 26
         5.9      Commissions and Discounts.................................. 26
         5.10     Transferability............................................ 27
         5.11     Non-Resident Ownership Constraint.......................... 27
         5.12     Certificates............................................... 27
         5.13     Certificate Fee............................................ 28
         5.14     Form of Certificate........................................ 28
         5.15     Register................................................... 28
         5.16     Entry on Register.......................................... 28
         5.17     Successors in Interest to Unitholders...................... 28
         5.18     Units Held Jointly or in Fiduciary Capacity................ 29
         5.19     Recognition of Registered Owners........................... 29
         5.20     Lost Certificates.......................................... 29
         5.21     Death of a Unitholder...................................... 30
         5.22     Unclaimed Payments......................................... 30
         5.23     Redemption of Units........................................ 30
         5.24     Purchase of Units.......................................... 33
         5.25     Right to Acquire........................................... 33
         5.26     Dissenting Unitholders..................................... 36

ARTICLE 6
         MEETINGS OF UNITHOLDERS............................................. 37
         6.1      Annual Meeting............................................. 37
         6.2      Special Meetings........................................... 37
         6.3      Notice of Meeting of Unitholders........................... 38
         6.4      Quorum..................................................... 39
         6.5      Voting..................................................... 39
         6.6      Matters on which Unitholders Shall Vote.................... 39
         6.7      Record Dates............................................... 40
         6.8      Proxies.................................................... 40
         6.9      Personal Representatives................................... 41
         6.10     Attendance by Others....................................... 41
         6.11     Conduct of Meetings........................................ 41
         6.12     Binding Effect of Resolutions.............................. 41
         6.13     Resolution in Lieu of Meeting.............................. 41
         6.14     Actions by Unitholders..................................... 41
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                                      -ii-

                                TABLE OF CONTENTS
                                   (continued)

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ARTICLE 7
         MEETINGS OF THE TRUSTEES............................................ 41
         7.1      Trustees May Act Without Meeting........................... 41
         7.2      Notice of Meeting.......................................... 42
         7.3      Quorum..................................................... 42
         7.4      Voting at Meetings......................................... 42
         7.5      Meeting by Telephone....................................... 42

ARTICLE 8
         DELEGATION OF POWERS................................................ 42
         8.1      General.................................................... 42
         8.2      Audit Committee............................................ 43
         8.3      Governance Committee....................................... 43
         8.4      Additional Committees...................................... 43
         8.5      Resident Canadians......................................... 44
         8.6      Management of the Trust.................................... 44

ARTICLE 9
         DISTRIBUTIONS....................................................... 44
         9.1      Distributions.............................................. 44
         9.2      Computation of Income and Net Realized Capital Gains....... 45
         9.3      Other Distributions........................................ 46
         9.4      Character of Distributions and Designations................ 47
         9.5      Enforceability of Right to Receive Distributions........... 47
         9.6      Method of Payment of Distributions......................... 47
         9.7      Withholding Taxes.......................................... 47
         9.8      Definitions................................................ 47
         9.9      Payments to Unitholders.................................... 48
         9.10     Distribution Reinvestment and Unit Purchase Plan........... 48

ARTICLE 10
         FEES AND EXPENSES................................................... 48
         10.1     Expenses................................................... 48

ARTICLE 11
         AMENDMENTS TO THE DECLARATION OF TRUST.............................. 49
         11.1     Amendments by the Trustees................................. 49
         11.2     Amendments by Unitholders.................................. 50
         11.3     No Termination............................................. 50

ARTICLE 12
         TERMINATION OF TRUST................................................ 50
         12.1     Duration of the Trust...................................... 50
         12.2     Termination by Unitholders................................. 50
         12.3     Effect of Termination...................................... 50
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                                      -iii-


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                                TABLE OF CONTENTS
                                   (continued)

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ARTICLE 13
         LIABILITIES OF THE TRUSTEES AND OTHERS.............................. 51
         13.1     Liability and Indemnification of the Trustees.............. 51
         13.2     Liability of the Trustees.................................. 51
         13.3     Reliance Upon Advice....................................... 51
         13.4     Liability of Unitholders and Others........................ 52
         13.5     Liability and Indemnification of the Unitholders........... 52
         13.6     Contracts of the Trust..................................... 52

ARTICLE 14
         GENERAL............................................................. 53
         14.1     Execution of Instruments................................... 53
         14.2     Cheques and Electronic Fund Transfers...................... 53
         14.3     Reports to Unitholders..................................... 53
         14.4     Taxation Information....................................... 53
         14.5     Tax Election............................................... 53
         14.6     Trust Property to be Kept Separate......................... 53
         14.7     Trust Records.............................................. 54
         14.8     Right to Inspect Documents................................. 54
         14.9     Consolidations............................................. 54

ARTICLE 15
         miscellaneous....................................................... 54
         15.1     Notices.................................................... 54
         15.2     Failure to Give Notice..................................... 55
         15.3     Severability............................................... 55
         15.4     Governing Law.............................................. 55
         15.5     Language................................................... 55
         15.6     Counterparts............................................... 56
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                                      -iv-

                           FORDING CANADIAN COAL TRUST

                              DECLARATION OF TRUST


         THIS DECLARATION OF TRUST made in Calgary, Alberta, this 26th day of February 2003.

         WHEREAS the Trust as herein provided is established for investment purposes, as part of a plan of arrangement (the "Plan of Arrangement") which provides for the reorganization of the business of Fording Inc. ("Old Fording") under the Trust;

         AND WHEREAS, as part of the Plan of Arrangement, Fording Coal Limited ("FCL") will be wound up into Old Fording, and Old Fording will be wound up into a former subsidiary of Old Fording, 4123212 Canada Ltd. ("Subco"). Subco, subsequent to the commencement of the winding up of FCL and Old Fording, will be referred to as "Fording";

         AND WHEREAS, for the purpose of settling the Trust hereunder, FCL (the "Initial Holder") has transferred to the Initial Trustee all of the shares of Subco (the "Initial Contribution") to be held in accordance with this Declaration of Trust;

         AND WHEREAS the initial beneficiary of the Trust is FCL;

         AND WHEREAS it is intended as part of the Plan of Arrangement through a series of steps that Units will be issued to participating shareholders of Old Fording so that ultimately upon completion of the Plan of Arrangement the shares of Fording will be wholly-owned by the Trust, and the unitholders of the Trust at that time will be those former Old Fording shareholders who receive Units in the Plan of Arrangement, and others who acquire Units as part of the Plan of Arrangement;

         AND WHEREAS it is intended that the Trust qualify as a "mutual fund trust" under the Tax Act;

         NOW THEREFORE, the undersigned Initial Trustee hereby confirms and declares that the Initial Trustee holds in trust for the Initial Holder as trustee the Initial Contribution and any and all other property, real, personal or otherwise, tangible or intangible, which has been at the date hereof or is hereafter transferred, conveyed or paid to or otherwise received by him as such trustee or to which the Trust is otherwise entitled and all rents, income, profits and gains therefrom for the benefit of the Unitholders hereunder in accordance with and subject to the express provisions of this Declaration of Trust, to wit:

                                   ARTICLE 1
                            THE TRUST AND DEFINITIONS

1.1      DEFINITIONS

         For the purposes of this Declaration of Trust, unless the context otherwise requires, the following terms shall have the respective meanings set out below:

         "ADMINISTRATIVE SERVICES AGREEMENT" means the administrative services agreement to be entered into between the Trust and the Partnership, pursuant to which the Partnership will agree to provide or arrange for the provision of certain administrative and support services required for the administration of the Trust;

         "AFFILIATE" means, with respect to any Person (other than an individual), any other Person (other than an individual) directly or indirectly controlling, controlled by, or under direct or indirect common control with the first Person and with respect to any Principal Unitholder, includes any Person that is jointly controlled by that Principal Unitholder together with one or more other Principal Unitholders;

         "APPROVED OFFICERS" means the officers approved by the Trustees from time to time, which may include a Chief Executive Officer, President, Executive Vice-President, Chief Financial Officer, Treasurer, Controller or Corporate Secretary of the Trust;

         "ASSOCIATE" has the meaning given to it in the Securities Act;

         "AUDIT COMMITTEE" has the meaning ascribed to it in Section 8.2;

         "BUSINESS DAY" means a day which is not a Saturday, Sunday or a statutory holiday in the Province of Alberta or the Province of British Columbia, on which the principal commercial banks in downtown Calgary and Vancouver are generally open for the transaction of commercial banking business; and if the Trust distributes funds in the United States, business day also means a day which is not a Saturday, Sunday or a statutory holiday in New York, New York on which the principal commercial banks there are generally open for business;

         "CBCA" means the Canada Business Corporations Act, R.S.C. 1985, c.C-44, as amended;

         "CDS" means the Canadian Depository for Securities Limited and any successor;

         "CHAIR", "VICE-CHAIR", "PRESIDENT", "EXECUTIVE VICE-PRESIDENT", "CHIEF EXECUTIVE OFFICER", "CHIEF FINANCIAL OFFICER", "TREASURER", "CONTROLLER" and "SECRETARY" mean the Person(s) holding the respective offices from time to time if so appointed by the Trustees;

         "CLOSING TIME" means 7:00 a.m. (Mountain Standard Time) on the Effective Date or such other date and time as the Principal Unitholders shall agree;

         "COMBINATION AGREEMENT" means the combination agreement between Old Fording, Teck, Westshore, OTPP and Sherritt dated January 12, 2003;

         "CONSOL" means CONSOL Energy Inc., CONSOL Energy Canada Inc. and/or CONSOL of Canada Inc., as the case may be;

         "CONTROLLED BY" means: a Person is controlled by another Person or by two or more other Persons (i) if such Person or Persons hold voting securities of the first-mentioned Person carrying more than 50% of the votes that may be cast to elect the board of directors or other governing body of such first-mentioned Person, other than for the purpose of giving collateral for bona fide debt; and (ii) the votes attached to the securities in (i) are sufficient, if exercised, to elect a majority of the board of directors or other governing body of such first-mentioned Person. "CONTROL" and "CONTROLLING" have a corresponding meaning;

         "COURT" means the Alberta Court of Queen's Bench;

         "DECLARATION OF TRUST" means this declaration of trust as amended, supplemented or restated from time to time;

         "DEFERRED INCOME PLANS" means, collectively, trusts governed by registered retirement savings plans, registered retirement income plans and deferred profit sharing plans, each as defined in the Tax Act;

         "DIRECTOR" means a director of Fording from time to time;

         "DISSENTING OFFEREE" means, where a take-over bid is made for all of the Units other than those held by the offeror, a Unitholder who does not accept the take-over bid and includes a subsequent holder of those Units who acquires them from the first mentioned holder and, for the purposes of Section 5.25, includes a Dissenting Unitholder;

         "DISSENTING UNITHOLDER" has the meaning ascribed to it in Section 5.26;

         "DISTRIBUTABLE CASH" means in respect of each calendar year, (i) the cash received by the Trust from Fording; and (ii) any other net cash investment income from any other sources, including from the disposition of Trust assets; and (iii) any net cash remaining from a prior period that has not previously been distributed, less (x) costs, expenses and other obligations of the Trust that in the opinion of the Trustees are accrued and owing or otherwise have been or will be incurred by the Trust, including any tax liabilities of the Trust; and
         (y) any amounts paid in cash by the Trust in connection with the redemption of Units or other securities of the Trust;

         "DISTRIBUTION PAYMENT DATE" means in respect of a Distribution Period the 15th day of the month immediately following the month in which the corresponding Distribution Record Date occurs and, if such day is not a business day, the first business day after such date;

         "DISTRIBUTION PERIOD" means each calendar quarter of a calendar year, from and including the first day thereof, unless the Trustees unanimously determine to make distributions on a monthly basis, in which case this will be each calendar month of a calendar year, up to and including the last day thereof, provided that the initial Distribution Period shall commence on the Effective Date;

         "DISTRIBUTION RECORD DATE" means in respect of a Distribution Period the last business day of such Distribution Period;

         "EFFECTIVE DATE" means the date on which the Plan of Arrangement becomes effective as evidenced by the date on the Certificate of Arrangement to be issued pursuant to Section 192(7) of the CBCA;

         "EXCHANGE OPTION PLAN" has the meaning given to it in the Information Circular;

         "FCL" means Fording Coal Limited, a corporation existing under the laws of Canada;

         "FIRST SUPPLEMENT" means the supplement to the Information Circular dated December 8, 2002 and all appendices thereto;

         "FORDING" means Fording Inc., the successor corporation following the commencement of the winding-up of FCL into Old Fording, the commencement of the winding-up of Old Fording into Subco, and the renaming of Subco as "Fording Inc.", all of which will occur as part of the Plan of Arrangement;

         "FORDING COMMON SHARES" means the common shares in the capital of Fording;

         "FORDING PREFERRED SHARES" means the preferred shares in the capital of Fording;

         "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" or "GAAP" means generally accepted accounting principles in Canada determined with reference to the Handbook of the Canadian Institute of Chartered Accountants as amended from time to time;

         "GOVERNANCE AGREEMENTS" means the four governance agreements to be entered into among the Trust and Fording and, separately, each of OTPP, Sherritt, Teck and Westshore;

         "GOVERNANCE COMMITTEE" has the meaning given to it in Section 8.3;

         "INCOME OF THE TRUST" has the meaning given to it in Section 9.2(a);

         "INDEPENDENT DIRECTOR" means a Director who:

         (a) is not an insider of any of the Principal Unitholders or their respective affiliates and, with respect to a Director nominated by Sherritt and OTPP, is also not an insider of Luscar or its affiliates, so long as Sherritt and OTPP, jointly or severally, control Luscar;

         (b) would qualify as an "unrelated director" (as defined in the TSX Guidelines) of each of the Principal Unitholders, if the Director was a director or trustee of each of the Principal Unitholders; and

         (c) would qualify as an "unrelated director" (as defined in the TSX Guidelines) of Fording;

         "INDEPENDENT TRUSTEE" means a Trustee who:

         (a) is not an insider of any of the Principal Unitholders or their respective affiliates and, with respect to a Trustee nominated by Sherritt and OTPP, is also not an insider of Luscar or its affiliates, so long as Sherritt and OTPP, jointly or severally, control Luscar;

         (b) would qualify as an "unrelated director" (as defined in the TSX Guidelines) of each of the Principal Unitholders, if the Trustee was a director or trustee of each of the Principal Unitholders; and

         (c) would qualify as an "unrelated director" (as defined in the TSX Guidelines) of the Trust;

         "INFORMATION CIRCULAR" means Old Fording's Notice of Special Meeting, Notice of Intention and Information Circular dated November 20, 2002, including all accompanying appendices thereto, as amended and supplemented by the First Supplement, Second Supplement and Third Supplement;

         "INITIAL CONTRIBUTION" has the meaning given to it in the recitals of this Declaration of Trust;

         "INITIAL HOLDER" has the meaning given to it in the recitals of this Declaration of Trust;

         "INITIAL TRUSTEE" means Michael Grandin;

         "INSIDER", in relation to a Principal Unitholder, means a director, trustee, officer or employee of that Principal Unitholder or any of its affiliates, or a director, trustee, officer or employee of any Person with a greater than 10% voting or economic interest in that Principal Unitholder or of any affiliates of that Person;

         "INTERNAL REORGANIZATION" means a reorganization of Fording or its assets provided that after such reorganization the Trust continues, directly or indirectly, to hold 100% of the economic and voting interests and 100% of the assets and liabilities of Fording or any successor thereto and for greater certainty, includes a continuance of Fording into another jurisdiction in Canada where the foregoing conditions apply;

         "LUSCAR" means Luscar Ltd., a corporation existing under the laws of Alberta;

         "MATERIAL AGREEMENTS" means the Note Indenture, Administrative Services Agreement, Governance Agreements and any other agreement expressly contemplated in the Information Circular or Combination Agreement and "MATERIAL AGREEMENT" means any one of them;

         "MONTHLY LIMIT" has the meaning given to it in Section 5.23(e)(i);

         "NET REALIZED CAPITAL GAINS OF THE TRUST" has the meaning given to it in Section 9.2(b);

         "NON-RESIDENT" means a Person who is not a resident or deemed not to be a resident of Canada for the purposes of the Tax Act;

         "NOTE INDENTURE" means the indenture by which the Subordinated Notes will be issued;

         "NYSE" means the New York Stock Exchange, Inc.;

         "OFFEREE" means a Person to whom a take-over bid is made;

         "OFFEROR" means a Person that makes, or two or more Persons acting jointly or in concert that make, a take-over bid;

         "OLD FORDING" has the meaning given to it in the recitals of this Declaration of Trust;

         "OTPP" means the Ontario Teachers' Pension Plan Board, a non-share capital corporation established under the laws of Ontario;

         "PARTNERSHIP" means Fording Coal Partnership, a general partnership formed under the laws of Alberta, the initial partners of which are FCL, Teck, Quintette Coal Partnership and Teck-Bullmoose Coal Inc.;

         "PARTNERSHIP AGREEMENT" means the partnership agreement dated the date hereof between FCL, Teck, Quintette Coal Partnership and Teck-Bullmoose Coal Inc., in respect of the Partnership;

         "PERSON" means an individual, sole proprietorship, body corporate, company, partnership, firm, entity, limited partnership, joint venture, trust or unincorporated organization, unincorporated syndicate, unincorporated trust, the Crown or any agency or instrumentality thereof and, where the context so requires, any of the foregoing when they are acting as trustee, executor, administrator or other legal representative;

         "PLAN OF ARRANGEMENT" has the meaning given to it in the recitals to this Declaration of Trust;

         "PRINCIPAL UNITHOLDERS" means Teck, Westshore, Sherritt and OTPP (and their respective affiliates that own Units);

         "REDEMPTION DATE" has the meaning set out in Section 5.23;

         "REDEMPTION PRICE" has the meaning set out in Section 5.23;

         "REGISTER" has the meaning set out in Section 5.15;

         "RESIDENT CANADIAN" means an individual who is a resident, or is deemed to be a resident, of Canada for purposes of the Tax Act;

         "SECOND SUPPLEMENT" means the supplement to the Information Circular dated December 30, 2002 and all appendices thereto;

         "SECURITIES ACT" means the Securities Act (Alberta), R.S.A. 2000, c.
         s-4;

         "SHERRITT" means Sherritt International Corporation, a corporation existing under the laws of New Brunswick;

         "SUBCO" means 4123212 Canada Ltd., a corporation existing under the CBCA into which Old Fording and FCL will wind-up as part of the Plan of Arrangement so that their respective assets and liabilities will be assigned and assumed by Subco, and which will change its name to "Fording Inc.";

         "SUBORDINATED NOTES" means the unsecured, subordinated promissory notes of Subco issuable pursuant to the Plan of Arrangement, the terms of which are governed by the Note Indenture;

         "SUBSIDIARY" means, with respect to a Person, any Person of which more than 50% of the outstanding voting interest ordinarily entitled to elect a majority of the board of directors thereof or equivalent Person (whether or not shares of any other class or classes shall or might be entitled to vote upon the happening of any event or contingency)is at the time owned directly or indirectly by such specified Person, and shall include any body corporate, partnership, joint venture or other entity over which it exercises direction or control or which is in a like relation to a subsidiary;

         "TAKE-OVER BID" has the meaning ascribed to it in the Securities Act;

         "TAX ACT" means the Income Tax Act (Canada), R.S.C. 1985, c.1 (5th Supplement);

         "TECK" means Teck Cominco Limited, a corporation existing under the laws of Canada;

         "THIRD SUPPLEMENT" means the supplement to the Information Circular dated January 27, 2003 and all appendices thereto;

         "TRUST" means the trust constituted hereunder but, for greater certainty, unless otherwise expressly provided, does not include any Subsidiaries or affiliates thereof;

         "TRUSTEES" means the trustees or trustee of the Trust from time to time;

         "TSX" means the Toronto Stock Exchange;

         "TSX GUIDELINES" means the corporate governance guidelines of the TSX, as amended from time to time;

         "UNITS" means the units of the Trust referred to in Section 5.1, authorized and issued hereunder;

         "UNITHOLDERS" means the registered holders from time to time of the Units; and

         "WESTSHORE" means Westshore Terminals Income Fund, an open-ended mutual fund trust existing under the laws of British Columbia.

1.2      CERTAIN RULES OF INTERPRETATION

         In this Declaration of Trust, unless otherwise expressly stated or the context otherwise requires:

         (a) references to "herein", "hereby", "hereunder", "hereof" and similar expressions are references to this Declaration of Trust and not to any particular Article or Section of this Declaration of Trust;

         (b) references to an "Article" or "Section" are references to an Article or Section of this Declaration of Trust;

         (c) words importing the singular shall include the plural and vice versa, and words importing gender shall include the masculine, feminine and neuter genders;

         (d) the use of headings is for convenience of reference only and shall not affect the construction or interpretation hereof;

         (e) the words "includes" and "including", when following any general term or statement, are not to be construed as limiting the general term or statement to the specific items or matters set forth or to similar items or matters, but rather as referring to all other items or matters that could reasonably fall within the broadest possible scope of the general term or statement;

         (f) for greater certainty, unless otherwise expressly provided herein, where any reference is made in this Declaration of Trust or in any resolution of Unitholders or Trustees to the Trust as a party to any agreement or as an owner of property, or to an act to be performed by or a covenant given by the Trust, such reference shall be construed and applied for all purposes as if it referred to the Trustees, in their capacity as trustees of the Trust under this Declaration of Trust;

         (g) unless otherwise specified, all references to money amounts are to lawful currency of Canada;

         (h) the language used in the Declaration of Trust is the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party;

         (i) a reference to a statute includes all regulations and rules made pursuant to such statute and, unless otherwise specified, the provisions of any statute or regulation which amends, supplements or supersedes any such statute or any such regulation;

         (j) time is of the essence in the performance of the parties' respective obligations; and

         (k) wherever in this Declaration of Trust reference is made to a calculation to be made or an action to be taken in accordance with generally accepted accounting principles, such reference will be deemed to be to GAAP applicable as at the date on which such calculation or action is made or taken or required to be made or taken.

1.3      INITIAL CONTRIBUTION

                  The Initial Holder has paid the Initial Contribution to the Initial Trustee for the purpose of settling the Trust and the Initial Trustee hereby acknowledges receipt of the Initial Contribution, and the Initial Holder is hereby issued one Unit. The Initial Trustee agrees that he holds the Initial Contribution in trust and any and all other property, real, personal or otherwise, tangible or intangible, which has been at the date hereof or is hereafter transferred, conveyed or paid to or otherwise received by him as such trustee or to which the Trust is otherwise entitled and all rents, income, profits and gains therefrom for the use and benefit of the Unitholders, their assigns and personal representatives, upon the trusts and subject to the terms and conditions set forth in this Declaration of Trust.

1.4      NAME

         The name of the Trust is Fording Canadian Coal Trust in its English form and Fiducie houillere canadienne Fording in its French form. As far as practicable and except as otherwise provided in this Declaration of Trust, the Trustees shall conduct the affairs of the Trust, hold property, execute all documents and take all legal proceedings under that name, in either its English or French form.

1.5      USE OF NAME

         Should the Trustees determine that the use of the name Fording Canadian Coal Trust in its English form or in its French form is not practicable, legal or convenient, they may use such other designation, or they may adopt such other name for the Trust, as they deem appropriate, and the Trust may hold property and conduct its activities under such other designation or name.

1.6      OFFICE

         The principal office and centre of administration of the Trust shall be at Suite 1000, 205-9th Avenue SE, Calgary, Alberta, T2G 0R4 or at such other address in Canada as may be determined by the Trustees in their discretion. The Trust may have such other offices or places for the conduct of its affairs as the Trustees or management of the Trust or any of its Subsidiaries may from time to time determine to be necessary or desirable.

1.7      TRUST AUDITORS

         The initial auditors of the Trust shall be PricewaterhouseCoopers LLP. The auditors of the Trust shall be appointed at each annual meeting. If at any time a vacancy occurs in the position of auditors of the Trust, the Trustees may appoint a firm of chartered accountants qualified to practise in all provinces of Canada (and if securities of the Trust are registered in the United States, qualified to practice in front of the United States Securities & Exchange Commission) to act as the auditors of the Trust until the next annual meeting of Unitholders. The auditors of the Trust shall report to the Trustees and the Unitholders on the annual financial statements of the Trust and shall fulfil such other responsibilities as they may properly be called upon by the Trustees to assume. The auditors shall have access to all records relating to the affairs of the Trust. The auditors shall receive such remuneration as may be approved by the Trustees.

1.8      CHANGE OF AUDITORS

         The auditors of the Trust may at any time be removed by the Trustees with the approval of a majority of the votes cast by Unitholders, at a meeting of Unitholders duly called for such purpose, and upon the resignation or removal of the auditors of the Trust as aforesaid, the new auditors may be appointed by a majority of votes cast by Unitholders at a meeting duly called for such purpose or, in the absence of such meeting, by the Trustees.

1.9      FISCAL YEAR

         The fiscal year of the Trust shall end on December 31 in each year.

1.10     NATURE OF THE TRUST

         The Trust is an unincorporated open-ended investment trust. The Trust shall be governed by the general law of trusts, except as such general law of trusts has been or is from time to time modified, altered or abridged for investment trusts or for the Trust by:

         (a) applicable laws and regulations or other requirements imposed by applicable securities or other regulatory authorities; and

         (b) the terms, conditions and trusts set forth in this Declaration of Trust.

         The beneficial interest and rights generally of a Unitholder in the Trust shall be limited to the right to participate in distributions when and as declared by the Trustees as contemplated by Article 9 and distributions upon the termination of the Trust as contemplated in Article 12. The Trust is not and is not intended to be, shall not be deemed to be and shall not be treated as a general partnership, limited partnership, syndicate, association, joint venture, company, corporation or joint stock company nor shall the Trustees or the Unitholders or any of them for any purpose be, or be deemed to be treated in any way whatsoever to be, liable or responsible hereunder as partners or joint venturers. The Trustees are not intended to be and shall not be, or be deemed to be, agents of the Unitholders. The relationship of the Unitholders to the Trustees, to the Trust and to the property of the Trust shall be solely that of beneficiaries in accordance with this Declaration of Trust.

1.11     RIGHTS OF UNITHOLDERS

         (a) The rights of each Unitholder to call for a redemption of Units or a distribution or division of assets, monies, funds, income and capital gains held, received or realized by the Trustees are limited to those contained herein.

         (b) No Unitholder or Unitholders shall be entitled to interfere or give any direction to the Trustees with respect to the affairs of the Trust or in connection with the exercise of any powers or authorities conferred upon the Trustees under this Declaration of Trust, except as provided herein.

                                   ARTICLE 2
                                    TRUSTEES

2.1      NUMBER

         From and after the Closing Time there shall be no fewer than seven and no more than nine Trustees. Prior to the Closing Time, the Initial Trustee shall serve as trustee of the Trust to facilitate the establishment and organization of the Trust and to take all advisable actions to permit its participation in the Plan of Arrangement, as contemplated by the Combination Agreement and Plan of Arrangement. From the Closing Time until changed in accordance with the following paragraph, there shall be nine Trustees and such nine Trustees shall be, without any further acts or approvals, the following individuals: Lloyd Barber, Michael Grandin, Christoph Koether, Michael Parrett, Harry Schaefer, William Stinson, Robert Wright, Peter Valentine and John Zaozirny.

         Subject to, and consistent with, Section 2.3 and the Governance Agreements, the number of Trustees may be changed by the Trustees within such limits and additional Trustees appointed by the Trustees, provided that the Trustees may not, between meetings of Unitholders, appoint an additional Trustee if, after such appointment, the total number of Trustees would be greater than one and one-third times the number of Trustees in office immediately following the last annual meeting of Unitholders. The number of Trustees may also be changed by a resolution of the Unitholders.

2.2      TERM OF OFFICE

         The Trustees at the Closing Time shall hold office for a term expiring at the close of the first annual meeting of Unitholders or until their respective successors are elected or appointed and shall be eligible for re-election. Thereafter, the Trustees shall be elected at each annual meeting of Unitholders for a term expiring at the conclusion of the next annual meeting or until their successors are elected or appointed and shall be eligible for re-election. Trustees appointed by the Trustees between meetings of Unitholders or to fill a vacancy, in each case in accordance with Sections 2.1 and 2.6, shall be appointed for a term expiring at the time that is the earlier of the conclusion of the next annual meeting of Unitholders and the election or appointment of their successors and shall be eligible for election or re-election. The first annual meeting of Unitholders shall be held prior to June 30, 2004 in respect of the financial year ending December 31, 2003.

2.3      QUALIFICATIONS OF TRUSTEES

         The following Persons are disqualified from being a Trustee: (i) anyone who is less than 18 years of age; (ii) anyone who is of unsound mind and has been so found by a court in Canada or elsewhere ("adjudicated incompetence");
(iii) a Person who is not an individual; (iv) a Person who has the status of bankrupt; and (v) a Person who is an employee of the Partnership. A majority of Trustees must be resident Canadians. In addition, a majority of the Trustees must be Independent Trustees. If at any time a majority of Trustees are not resident Canadians or a majority of the Trustees are not Independent Trustees, by virtue of a resignation or otherwise, the remaining Trustees shall appoint, consistent with Sections 2.1 and 2.6, a sufficient number of Trustees who are resident Canadians and/or who are Independent Trustees to comply with these requirements.

2.4      ELECTION OF TRUSTEES

         Except for the Initial Trustee and for the initial appointment of Trustees at the Closing Time in accordance with this Declaration of Trust, the Trustees shall be elected by the vote of Unitholders at a meeting of Unitholders. Except in respect of the Trustees appointed at the Closing Time, the appointment or election of any Trustee (other than an individual who is serving as a Trustee immediately prior to such appointment or election) shall not become effective unless and until such individual shall have in writing accepted his appointment or election and agreed to be bound by the terms of this Declaration of Trust. A quorum of the Trustees, as defined in Section 7.3, may fill a vacancy in the Trustees, except a vacancy resulting from an increase in the number of Trustees (other than as provided for in Section 2.1) or from a failure of the Unitholders to elect the required number of Trustees at a meeting of Unitholders. In the absence of a quorum of the Trustees, or if the vacancy has arisen from a failure of the Unitholders to elect the required number of Trustees at a meeting of Unitholders, the Trustees shall forthwith call a special meeting of Unitholders to fill the vacancy. If the Trustees fail to call such meeting or if there are no Trustees then in office, notwithstanding Section 6.2, any Unitholder may call the meeting.

2.5      RESIGNATIONS, REMOVAL AND DEATH OF TRUSTEES

         A Trustee may resign at any time by an instrument in writing signed by him and delivered or mailed to the Chair, President or Secretary of the Trust. Such resignation shall take effect on the date such notice is received by the Chair, President or Secretary of the Trust or at any later time specified in the notice. A Trustee may be removed at any time with or without cause by a majority of the votes cast at a meeting of Unitholders called for that purpose. The vacancy created by such removal may be filled at the same meeting. Any removal of a Trustee shall take effect immediately following the aforesaid vote, and any Trustee so removed shall be so notified by the Chairman, Chief Executive Officer or another officer of the Trust forthwith following such removal. Upon the resignation or removal of any Trustee, or his otherwise ceasing to be a Trustee, he shall: (i) cease to have the rights, privileges and powers of a Trustee hereunder; (ii) execute and deliver such documents as the remaining Trustees shall reasonably require for the conveyance of any Trust property held in his name; (iii) account to the remaining Trustees as they may require for all property which he holds as Trustee; and (iv) resign from all representative or other positions held by him in the Trust, upon which he shall be discharged from his obligations as Trustee. Upon the incapacity or death of any Trustee, his legal representative shall execute and deliver on his behalf such documents as the remaining Trustees may require as provided in this section. In the event that a Trustee or his legal representative, as applicable, is unable or unwilling to execute and deliver such required documents, each of the remaining Trustees is hereby appointed as the attorney of such Trustee for the purpose of executing and delivering such required documents.

2.6      VACANCIES

         The term of office of a Trustee shall terminate and a vacancy shall occur in the event of the death, resignation, bankruptcy, adjudicated incompetence or other incapacity to exercise the duties of the office, upon the removal of such Trustee or upon the Trustee becoming employed by the Partnership. No such vacancy shall operate to annul this Declaration of Trust or affect the continuity of the Trust. Until vacancies are filled, the remaining Trustee or Trustees (even if less than a quorum) may exercise the powers of the Trustees hereunder.

2.7      SUCCESSOR AND ADDITIONAL TRUSTEES

         The right, title and interest of the Trustees in and to the property of the Trust shall vest automatically in all Persons who may hereafter become Trustees upon their due election or appointment and qualification without any further act, except consenting in writing accepting such appointment and agreeing to be bound by this Declaration of Trust and they shall thereupon have all the rights, privileges, powers, obligations and immunities of Trustees hereunder. Such right, title and interest shall vest in the Trustees whether or not conveyancing documents have been executed and delivered pursuant to Section
2.5 or otherwise.

2.8       COMPENSATION AND OTHER REMUNERATION

                  The Trustees shall be paid such reasonable compensation for their services as the Trustees may from time to time determine. Trustees shall also be reimbursed for their reasonable travel and other expenses properly incurred in acting as a Trustee. Any compensation payable to the Trustees pursuant to this Declaration of Trust may be paid in cash, Units, securities that are equivalent to or convertible into Units, or such other securities of the Trust as the Trustees may determine from time to time, provided that the value of any non-cash compensation does not exceed the cash compensation which would otherwise be payable. Nothing contained herein shall preclude any Trustee from serving the Trust in any other capacity and receiving remuneration therefor.

                                    ARTICLE 3
                           TRUSTEES' POWERS AND DUTIES

3.1       GENERAL POWERS

                  The Trustees, subject only to the specific limitations contained in this Declaration of Trust, including Section 4.1, shall have, without further or other authorization and free from any control or direction on the part of the Unitholders, full, absolute and exclusive power, control and authority over the assets of the Trust and over the affairs of the Trust to the same extent as if the Trustees were the sole owners of such assets in their own right, to do all such acts and things as in their sole judgment and discretion are necessary or incidental to, or desirable for, the carrying out of any of the purposes of the Trust or the conducting of the affairs of the Trust. In construing the provisions of this Declaration of Trust, there shall be a presumption in favour of the power and authority having been granted to the Trustees. The enumeration of any specific power or authority herein shall not be construed as limiting the general powers or authority or any other specified power or authority conferred herein on the Trustees. Except as specifically expressly stated in law not to be subject to waiver, the Trustees shall in carrying out investment activities not be in any way restricted by the provisions of the laws of any jurisdiction limiting or purporting to limit investments which may be made by trustees. Without limiting the generality of the foregoing, subject to Section 4.1, the Trustees may make any investments without being required to adhere to all of, or any particular portion of, the investment criteria or diversification requirements set forth in the Trustee Act (Alberta), as amended from time to time, including investments in mutual funds, common trust funds, unit trusts and similar types of investment vehicles, to alter or vary such investments from time to time in a like manner, to retain such investments for such length of time as the Trustees, in their discretion, determine and to delegate management and authority to discretionary managers of investment funds as the Trustees in their discretion determine appropriate.

3.2       SPECIFIC POWERS AND AUTHORITIES

                  Subject only to the express limitations contained in this Declaration of Trust, including Sections 3.8, 3.9 and 4.1, and in addition to any powers and authorities conferred by this Declaration of Trust or which the Trustees may have by virtue of any present or future statute or law, the Trustees, without any action or consent by the Unitholders, shall have and may exercise, on behalf of the Trust, at any time and from time to time, the following powers and authorities which may or may not be exercised by them in their sole judgment and discretion and in such manner and upon such terms and conditions as they may from time to time deem proper:

          (a) to supervise the activities and investments and conduct the affairs of the Trust;

          (b) to supervise the public disclosure of the Trust as a public reporting issuer in accordance with applicable laws, including reviewing the quality and integrity of annual and interim financial statements, reviewing its accounting policies and practices; retaining, directing and monitoring the independence of the auditors; and reviewing the adequacy and effectiveness of the Trust's system of internal controls and procedures;

          (c) to identify and recommend nominees as Trustees, monitor Trustee performance, establish Trustee compensation and develop and monitor the Trust's approach to corporate governance issues;

          (d) to vote on behalf of and to represent the Trust as a shareholder and noteholder of Fording, including from and after the date following Closing Time voting for directors of Fording in the manner directed by the Unitholders as provided for in Section 3.9(a);

          (e) to establish the Trust's distribution policy and to declare distributions from the Trust to Unitholders as provided for in
               Article 9;

          (f)  to monitor the distribution policy and practices of Fording;

          (g) to oversee the administration of the Exchange Option Plan and any other compensation arrangement involving the issue of Units;

          (h)  to adopt a written disclosure policy and insider trading policy;

          (i)  to maintain records and provide reports to Unitholders;

          (j) to open, operate and close accounts and make other similar credit, deposit and banking arrangements and to negotiate and sign banking and financing contracts and agreements;

          (k) to borrow money upon the credit of the Trust and the assets of the Trust;

          (l) to issue, reissue, sell or pledge debt obligations of the Trust and to make, accept, endorse, negotiate or otherwise deal with bonds, debentures, cheques, drafts, notes, orders for the payment of money, bills of exchange, bills of lading, acceptances and other financial instruments and obligations;

          (m) to mortgage, hypothecate, pledge or otherwise create a security interest in all or any movable or personal, immovable or real or other property of the Trust, owned or subsequently acquired, to secure any obligation of the Trust;

          (n) to obtain security, including encumbrances on assets, to secure the full payment of monies owed to the Trust and the performance of obligations in favour of the Trust, and to exercise all of the rights of the Trust, and to perform all of the obligations of the Trust, under such security;

          (o) to exercise and enforce any and all rights of foreclosure, to bid on property on sale or foreclosure, to take a conveyance in lieu of foreclosure with or without paying a consideration therefor and to exercise and enforce in any action, suit or proceeding at law or in equity any rights or remedies with respect to any such security or guarantee;

          (p) to renew or extend or participate in the renewal or extension of any security, upon such terms as may be deemed advisable, and to set or agree to a reduction in the rate of interest on any security or to any other modification or change in the terms of any security or of any guarantee pertaining thereto, in any manner and to any extent that they may deem advisable; and to waive any default whether in performance of any covenant or condition of any security, or in the performance of any guarantee or to enforce the rights in respect of any such default in such manner and to such extent that they may deem advisable;

          (q)  to establish places of business of the Trust;

          (r)  to manage the assets of the Trust;

          (s) to grant broad discretion to officers, employees or a third party to administer and manage the day-to-day operations of the Trust and to make executive decisions which conform to the general policies and principles set forth in this Declaration of Trust or otherwise established by the Trustees from time to time, including but not limited to entering into the Administrative Services Agreement;

          (t) to invest and hold shares, units, beneficial interests, indebtedness, partnership interests, joint venture interests or other interests in any Person;

          (u) to cause title to any of the assets of the Trust to be drawn up in the name of such Person on behalf of the Trust or, to the extent permitted by applicable law, in the name of the Trust, as the Trustees shall determine;

          (v) to enter into any agreement or instrument to create or provide for the issue of Units, to cause such Units to be issued for such consideration as the Trustees, in their sole discretion, may deem appropriate and to do such things and prepare and sign such documents to qualify such Units for sale in whatever jurisdictions in which they will be sold or offered for sale;

          (w)  to redeem Units in accordance with Section 5.23;

          (x) to issue and deliver in specie distributions to Unitholders in accordance with Section 5.23(f);

          (y) to make or cause to be made application for the listing or quotation on any stock exchange or market of any Units or other securities of the Trust, and to do all things which in the opinion of the Trustees may be necessary or desirable to effect or maintain such listing or listings or quotation;

          (z) to determine conclusively the value of any or all of the assets of the Trust from time to time and, in determining such value, to consider such information and advice as the Trustees in their sole judgment may deem material and reliable;

          (aa) to collect, sue for and receive all sums of money due to the Trust;

          (bb) to invest funds of the Trust as provided in Article 4;

          (cc) where reasonably required, to engage or employ on behalf of the Trust any Persons as agents, representatives, employees or independent contractors (including investment advisors, registrars, underwriters, accountants, lawyers, appraisers, brokers or otherwise) in one or more capacities;

          (dd) except as prohibited by applicable law, to delegate any of the powers and duties of the Trustees to any one or more agents, representatives, officers, employees, independent contractors or other Persons, including Fording or the Partnership, without liability to the Trustees, except as provided in this Declaration of Trust;

          (ee) to engage in, intervene in, prosecute, join, defend, compromise, abandon or adjust, by arbitration or otherwise, any actions, suits, disputes, claims, demands or other litigation or proceedings, regulatory or judicial, relating to the Trust, the assets of the Trust or the Trust's affairs; to enter into agreements therefor, whether or not any suit or proceeding is commenced or claim asserted and, in advance of any controversy, to enter into agreements regarding the arbitration, adjudication or settlement thereof;

          (ff) to arrange for insurance contracts and policies insuring the Trust, its assets and/or any or all of the Trustees, officers, employees or agents of the Trust, in their capacity as such, including against any and all claims and liabilities of any nature asserted by any Person arising by reason of any action alleged to have been taken or omitted by the Trust or by the Trustees, officers, employees or agents of the Trust;

          (gg) in addition to the mandatory indemnification provided for in Sections 13.1 and 13.5, to the extent permitted by law, to indemnify, or enter into agreements with respect to the indemnification of, any Person with whom the Trust has dealings including the Trustees, CDS, officers or employees of the Trust, the Trust's registrar and transfer agent or escrow agent, to such extent as the Trustees shall determine;

          (hh) to cause legal title to any of the assets of the Trust to be held by and/or in the name of a Trustee or, except as prohibited by law, by and/or in the name of the Trust or any other custodian or Person, on such terms, in such manner, with such powers in such Person as the Trustees may determine and with or without disclosure that the Trust or the Trustee is interested therein; provided, however, that should legal title to any of the assets of the Trust be held by and/or in the name of any Person or Persons other than a Trustee or the Trust or a wholly-owned Subsidiary of the Trust, the Trustees shall require such Person or Persons to execute a trust agreement acknowledging that legal title to such assets is held in trust for the benefit of the Trust;

          (ii) to make, execute, acknowledge and deliver any and all deeds, contracts, waivers, releases or other documents of transfer and any and all other instruments in writing necessary or proper for the exercise of any of the powers herein granted, including under the Material Agreements;

          (jj) to make, execute, acknowledge and deliver the subordination agreement to be entered into at the Closing Time by Royal Bank of Canada as agent, the Trust, Computershare Trust Company of Canada, as trustee, and Fording;

          (kk) to establish systems to monitor the qualification of the Trust as a "mutual fund trust" pursuant to subsection 132(6) of the Tax Act and that Units are not considered "foreign property" for the purposes of the Tax Act;

          (ll) to pay all taxes or assessments, of whatever kind or nature, whether within or outside Canada, imposed upon or against the Trustees in connection with the assets of the Trust, undertaking or taxable income of the Trust, or imposed upon or against the assets of the Trust, undertaking or taxable income of the Trust, or any part thereof and to settle or compromise disputed tax liabilities and for the foregoing purposes to make such returns, take such deductions, and make such designations, elections and determinations in respect of the income of the Trust or Net Realized Capital Gains of the Trust distributed to Unitholders in the year and any other matter as shall be permitted under the Tax Act (provided that to the extent necessary the Trustees will seek the advice of the Trust's counsel or its auditor), and do all such other acts and things as may be deemed by the Trustees in their sole discretion to be necessary, desirable or convenient; and

          (mm) to do all such other acts and things as are incidental to the foregoing, and to exercise all powers which are necessary or useful to carry on the purpose and activities of the Trust, to promote any of the purposes for which the Trust is formed and to carry out the provisions of this Declaration of Trust.

3.3       FURTHER POWERS OF THE TRUSTEES

                  The Trustees shall have the power to prescribe any form provided for or contemplated by this Declaration of Trust. The Trustees may make, adopt, amend, or repeal regulations containing provisions relating to the Trust, the conduct of its affairs, the rights or powers of the Trustees and the rights or powers of the Unitholders or officers of the Trust, provided that such regulations shall not be inconsistent with law or with this Declaration of Trust and not, in the opinion of the Trustees, prejudicial to Unitholders. The Trustees shall also be entitled to make any reasonable decisions, designations or determinations not inconsistent with law or with this Declaration of Trust that they may determine are necessary or desirable in interpreting, applying or administering this Declaration of Trust or in administering, managing or operating the Trust. To the extent of any inconsistency between this Declaration of Trust and any regulation, decision, designation or determination made by the Trustees, this Declaration of Trust shall prevail and such regulation, decision, designation or determination shall be deemed to be modified to eliminate such inconsistency. Any regulations, decisions, designations or determinations made in accordance with this section shall be conclusive and binding upon all Persons affected thereby.

                  Subject to any agreement between the Trust and any Trustee and subject as otherwise herein provided, the Trustees may from time to time in their discretion appoint, employ, invest in, contract or deal with any Person including any affiliate of any of them and any Person in which any one or more of them may be directly or indirectly interested and, without limiting the generality of the foregoing, any Trustee may purchase, hold, sell, invest in or otherwise deal with property of the same class and nature as may be held by the Trustees as property of the Trust, whether for the Trustee's own account or for the account of another (in a fiduciary capacity or otherwise), without being liable to account therefor and without being in breach of his duties and responsibilities hereunder.

3.4       STANDARD OF CARE

                  The exclusive standard of care required of the Trustees in exercising their powers and carrying out their functions hereunder shall be that they exercise their powers and discharge their duties hereunder as Trustees honestly, in good faith and in the best interests of the Trust and the Unitholders and in connection therewith, that they exercise the degree of care, diligence and skill that a reasonably prudent Person would exercise in comparable circumstances. Unless otherwise required by law, no Trustee shall be required to give bond, surety or security in any jurisdiction for the performance of any duties or obligations hereunder. The Trustees in their capacity as Trustees shall not be required to devote their entire time to the affairs of the Trust. It is intended that the standard of care and the duties of the Trustees be equivalent to and interpreted as equivalent to those applicable to a director of a corporation governed by the CBCA.

3.5       RELIANCE UPON TRUSTEES

                  Any Person dealing with the Trust in respect of any matters pertaining to the assets of the Trust and any right, title or interest therein or to securities of the Trust shall be entitled to rely on a certificate or statutory declaration (including a certificate or statutory declaration as to the passing of a resolution of the Trustees) executed by any single Trustee or, without limiting the foregoing, such other Persons as may be authorized by the Trustees as to the capacity, power and authority of the Trustees or any such other Persons to act for and on behalf and in the name of the Trust. No Persons dealing with the Trustees shall be bound to see to the application of any funds or property passing into the hands or control of the Trustees. The receipt by or on behalf of the Trustees for monies or other consideration shall be binding upon the Trust.

3.6       DETERMINATIONS OF TRUSTEES BINDING

                  All determinations of the Trustees that are made in good faith with respect to any matters relating to the Trust, including whether any particular investment or disposition meets the requirements of this Declaration of Trust, shall be final and conclusive and shall be binding upon the Trust and all Unitholders (and, where the Unitholder is a Deferred Income Plan, registered education savings plan or registered pension fund or plan as defined in the Tax Act, or other similar fund or plan registered under the Tax Act, upon plan beneficiaries and plan holders past, present and future), and Units shall be issued and sold on the condition and understanding that any and all such determinations shall be binding as aforesaid.

3.7       CONFLICT OF INTEREST

                  If a Trustee or an officer of the Trust: (i) is a party to a material agreement or material transaction or proposed material agreement or material transaction with the Trust or its Subsidiaries (including, for greater certainty, the Partnership and any of its Subsidiaries); or (ii) is a director or officer of, or otherwise has a material interest in, any Person who is a party to a material agreement or material transaction or proposed material agreement or material transaction with the Trust or its Subsidiaries (including, for greater certainty, the Partnership and any of its Subsidiaries), such Trustee or officer shall disclose in writing to the Trustees or request to have entered into the minutes of meetings of the Trustees the nature and extent of such interest as follows:

          (a)  The disclosure required in the case of a Trustee shall be made:

               (i) at the meeting of Trustees at which a proposed contract or transaction is first considered;

               (ii) if the Trustee was not then interested in a proposed contract or transaction, at the first such meeting of Trustees after he becomes so interested;

               (iii) if the Trustee becomes interested after a contract is made or a transaction is entered into, at the first meeting of Trustees after he becomes so interested; or

               (iv) if an individual who is interested in a contract or transaction later becomes a Trustee, at the first such meeting of Trustees after he becomes a Trustee.

          (b) The disclosure required in the case of an officer of the Trust who is not a Trustee shall be made:

               (i) immediately after such officer becomes aware that the contract or transaction or proposed contract or transaction is to be considered or has been considered at a meeting of the Trustees;

               (ii) if such officer becomes interested after a contract is made or transaction is entered into, immediately after such individual becomes aware that he has become so interested; or

               (iii) if an individual who is interested in a contract or a transaction later becomes an officer of the Trust, immediately after he becomes an officer of the Trust.

          (c) Notwithstanding Sections 3.7(a) and (b), where this Section applies to a Trustee or officer of the Trust in respect of a material agreement or transaction or proposed material agreement or transaction that, in the ordinary course of the affairs of the Trust, would not require approval by the Trustees or the Unitholders, such Trustee or officer of the Trust shall disclose in writing to the Trustees or request to have entered into the minutes of meetings of the Trustees the nature and extent of the interest of such Trustee or officer of the Trust immediately after he becomes aware of the contract or transaction or proposed contract or transaction.

          (d) A Trustee referred to in this Section shall not vote on any resolution to approve the said contract or transaction unless the contract or transaction is:

               (i) one relating primarily to his remuneration as a Trustee, officer, employee or agent of the Trust or an affiliate; or

               (ii) one for indemnity under Section 13.1 hereof or the purchase of liability insurance.

          (e) For the purposes hereof, a general notice to the Trustees by a Trustee or an officer of the Trust disclosing that he is a director or officer of or has a material interest in a Person or that there has been a material change in the nature of the director's or officer's interest in a Person and such Trustee or officer of the Trust is to be regarded as interested in any contract made or any transaction entered into with that Person is a sufficient disclosure of interest in relation to any contract so made or transaction so entered into. In the event that a meeting of Unitholders is called to confirm or approve a contract or transaction which is the subject of a general notice to the Trustees, the nature and extent of the interest in the contract or transaction of the Person giving such general notice shall be disclosed in reasonable detail in the notice calling the said meeting of Unitholders or in any information circular required by this Declaration of Trust or by law.

          (f) Where a material agreement is made or a material transaction is entered into between the Trust and a Trustee or an officer of the Trust, or between the Trust and another Person in which a Trustee or an officer of the Trust has a material interest:

               (i) such Trustee or officer is not accountable to the Trust or to the Unitholders for any profit or gain realized from the contract or transaction; and

               (ii) the contract or transaction is not invalid by reason only of that relationship or by reason only that such Trustee is present at or is counted to determine the presence of a quorum at the meeting of the Trustees that authorized the contract or transaction;

               if such Trustee or officer disclosed his interest in accordance with this Section 3.7, and the contract or transaction was reasonable and fair to the Trust at the time it was so approved.

          (g) Notwithstanding anything in this Section, but without limiting the effect of Section 3.7(f), a Trustee or an officer of the Trust, acting honestly and in good faith, is not accountable to the Trust or to the Unitholders for any profit or gain realized from any such contract or transaction by reason only of his holding such office or position, and the contract or transaction, if it was reasonable and fair to the Trust at the time it was approved, is not by reason only of such Trustee's or officer's interest therein invalid, where:

               (i) the contract or transaction is confirmed or approved by special resolution at a meeting of Unitholders duly called for that purpose; and

               (ii) the nature and extent of such Trustee's or officer's
                    interest in the contract or transaction are disclosed in reasonable detail in the notice calling the meeting or in any information circular required by this Declaration of Trust or by law.

          (h) Subject to Sections 3.7(f) and 3.7(g), where a Trustee or an officer of the Trust fails to disclose his interest in a material agreement or transaction in accordance with this Declaration of Trust or otherwise fails to comply with this Section, the Trustees or any Unitholder, in addition to exercising any other rights or remedies in connection with such failure exercisable at law or in equity, may apply to a court for an order setting aside the contract or transaction and the court may set aside the contract or transaction on any terms that it thinks fit, or require that such Trustee or officer account to the Trust for any profit or gain realized on it, or do both those things.

          (i) Notwithstanding anything in this Declaration of Trust, any contract or transaction between the Trust and its, directly and indirectly, wholly-owned Subsidiaries is not considered to give rise to the application of this Section. Further, the interest of an officer of the Trust or its Subsidiaries (who is also an officer or employee of the Partnership) in any transactions between the Partnership and the Trust or its Subsidiaries, whose only interest arises by virtue of being an officer or employee of the Partnership, is deemed to have been disclosed. For so long as Teck is a partner of the Partnership, the interest of any Trustee in any transactions between the Partnership and the Trust or its Subsidiaries whose only interest arises by virtue of such Trustee being a director, officer or employee of Teck or its affiliates is deemed to have been disclosed.

          (j) Subject to applicable laws, nothing in this Declaration of Trust shall prevent a Trustee from purchasing, selling or holding Units in his personal capacity, nor shall anything herein create any personal liability for such Trustee to account to the Trust or the Unitholders for any profits from such purchasing, selling or holding of Units.

3.8       SPECIAL APPROVAL MATTERS

          (a) Notwithstanding anything herein to the contrary, the approval of a majority of the Trustees other than the nominee of the Principal Unitholder in question shall be required with respect to any decision:

               (i) to enter into any agreement or transaction in which that Principal Unitholder has a material interest or make a material change to any such agreement or transaction, except to give effect to any transaction contemplated in the Combination Agreement or any agreement referred to therein; or

               (ii) relating to a claim by or against or enforcement or waiver of material rights in respect of that Principal Unitholder.

          (b) Notwithstanding anything herein to the contrary, the approval of the Independent Trustees shall be required with respect to any decision to appoint a Person who is a director, officer or employee of Teck or its affiliates or the Partnership as an officer of the Trust.

3.9       RESTRICTIONS ON TRUSTEES' POWERS

                  Notwithstanding anything herein to the contrary, the following restrictions shall apply to the Trustees:

          (a) From and after the date following the Closing Time, the Trustees shall vote the Fording Common Shares in favour of the nominees to the Fording board of directors approved by, or in favour of removal of any director when such removal is approved by, more than 50% of the votes cast at a meeting of Unitholders called for such purpose provided that:

               (i)   none of the nominees is an employee of the Partnership;

               (ii)  a majority of the nominees are Independent Directors; and

               (iii) a majority of the nominees are not Trustees.

               In the event that the Unitholders approve nominees such that the election of such nominees would not comply with the foregoing, the Trustees may appoint such other Persons as Directors as is necessary to result in compliance.

          (b)  The Trustees shall not authorize:

               (i) any combination, merger, amalgamation or arrangement of the Trust or Fording with any other Person, except in conjunction with an Internal Reorganization;

               (ii) any disposition of all or substantially all of the assets of the Trust or Fording, except in conjunction with an Internal Reorganization;

               (iii) the disposition of any securities of Fording held by the
                     Trust, except in conjunction with (I) an Internal Reorganization; or (II) pursuant to the redemption rights of Unitholders as set out in Section 5.23 of this Declaration of Trust;

               (iv) the issuance of any shares in the capital of Fording, other than to the Trust or another wholly-owned Subsidiary of the Trust or except in connection with the satisfaction of the redemption rights in respect of the Units;

               (v) the amendment of the articles of Fording, except in conjunction with an Internal Reorganization or except if the Independent Trustees determine that there is no prejudice to Unitholders from such amendment;

               (vi) the liquidation or dissolution of Fording, except in conjunction with an Internal Reorganization; or

               (vii) the voluntary termination, dissolution or winding up of the
                     Trust;

               without the authorization of at least 66 2/3% of the votes cast at a meeting of the Unitholders called for such purpose.

          (c) For a period of five years from the Effective Date and provided that Luscar holds, directly or indirectly from the Closing Time, any Units, the Trustees shall not authorize the disposition by the Trust of more than 90% of the Fording Common Shares except:

               (i) in conjunction with an Internal Reorganization such that the Trust remains the sole direct or indirect holder of the Fording Common Shares; or

               (ii) pursuant to the redemption rights of Unitholders as set out in this Declaration of Trust;

               without the authorization of at least 75% of the votes cast at a meeting of the Unitholders called for such purpose.

                                    ARTICLE 4
                              INVESTMENTS OF TRUST

4.1       INVESTMENT GUIDELINES

                  Subject to the terms and conditions of this Declaration of Trust, the Trust is an open-ended trust and its operations and activities shall be restricted to:

          (a) investing in such securities as may be approved from time to time by the Trustees, including the Fording Common Shares, the Fording Preferred Shares and the Subordinated Notes and any other securities of Fording and otherwise lending funds to Fording and its affiliates and borrowing funds for any such purpose;

          (b) issuing guarantees of the obligations and indebtedness of any of its directly or indirectly wholly-owned Subsidiaries and charging, pledging, hypothecating or granting any security interest, mortgage or encumbrance over or with respect to any or all of the Trust's assets in connection with any such guarantee;

          (c)  issuing Units;

          (d) issuing debt securities or borrowing Funds (including by means of letters of credit, bank guarantees and bankers' acceptances);

          (e) purchasing securities pursuant to any issuer bid made by the Trust;

          (f) issuing rights and Units pursuant to any Unitholder rights plan adopted by the Trust;

(g)      satisfying obligations of the Trust;

(h)      disposing of any part of the assets of the Trust;

(i) temporarily holding cash, short term investments and other investments for the purpose of paying the expenses and liabilities of the Trust, paying amounts payable by the Trust in connection with the redemption of any Units or other securities of the Trust and making distributions to Unitholders; and

(j) undertaking such other activities as shall be approved by the Trustees from time to time or which are contemplated by this Declaration of Trust provided that such activity does not result in the Trust not being considered either a "unit trust" or a "mutual fund trust" for purposes of the Tax Act or in the Units being considered as "foreign property" for the purposes of Part XI of the Tax Act.

4.2      OTHER INVESTMENTS

                  To the extent that any monies or other property received by the Trust or the Trustees are not to be immediately used by the Trustees for the purpose of making distributions under Article 9 of this Declaration of Trust, the Trustees are hereby authorized and, where prudent to do so, shall invest such monies in: (i) debt obligations of or guaranteed by the Government of Canada or a province of Canada; (ii) short term commercial paper obligations of a corporation whose short term commercial paper is rated R-1 or higher by Dominion Bond Rating Service Limited or A-1 or higher by Standard and Poor's Corporation; or (iii) interest-bearing accounts and certificates of deposit issued or guaranteed by a Canadian chartered bank or any other bank which lends to the Trust or Fording. For the purpose hereof, "short term" shall mean having a date of maturity or call for payment not more than 90 days from the date on which the investment is made.

                                    ARTICLE 5
                                      UNITS

5.1      NATURE OF UNITS

         (a) The beneficial interests in the Trust shall be divided into Units, which shall be entitled to the rights and subject to the limitations, restrictions and conditions set out herein, and the interest of each Unitholder shall be determined by the number of Units registered in the name of the Unitholder. The aggregate number of Units which is authorized and may be issued hereunder is unlimited.

         (b) Any distribution from the Trust and any payment out of the net assets of the Trust upon a termination or winding up of the Trust shall be divided among and paid to Unitholders on a pro rata basis. Each Unit represents the right to an equal interest in the portion of any distributions or other amounts payable to Unitholders. All Units shall rank among themselves equally and rateably without discrimination, preference or priority. Each Unit shall entitle the holder of record thereof to one vote at all meetings of Unitholders or in respect of any written resolution of Unitholders.

5.2      CONSOLIDATION OF UNITS

                  Unless the Trustees determine otherwise, immediately after any pro rata distribution of additional Units to all Unitholders pursuant to Section 9.6, the number of the outstanding Units will automatically be consolidated such that each such holder will hold after the consolidation the same number of Units as such holder held before the distribution of additional Units. In this case, each Unit certificate representing the number of Units prior to the distribution of additional Units is deemed to represent the same number of Units after the non-cash distribution of additional Units and the consolidation.

                  Notwithstanding the foregoing, where tax is required to be withheld from a Unitholder's share of the distribution, the consolidation will result in such Unitholder holding that number of Units equal to (i) the number of Units held by such Unitholder prior to the distribution plus the number of Units received by such Unitholder in connection with the distribution (net of the number of whole and part units withheld on account of withholding taxes) multiplied by (ii) the fraction obtained by dividing the aggregate number of Units outstanding prior to the distribution by the aggregate number of Units that would be outstanding following the distribution and before the consolidation if no withholding were required in respect of any part of the distribution payable to any Unitholder. Such Unitholder will be required to surrender the Unit certificates, if any, representing such Unitholder's original Units, in exchange for a Unit certificate representing such Unitholder's post-consolidation Units.

5.3      CONSIDERATION FOR UNITS

                  A Unit shall not be fully paid until the consideration therefor has been received in full by or on behalf of the Trust. The consideration for any Unit shall be paid in money or in property (including an obligation to pay consideration in instalments) or in past services received by the Trust that are not less in value than the fair equivalent of the money that the Trust would have received if the Unit had been issued for money. In determining whether property or past services are the fair equivalent of consideration paid in money, the Trustees may take into account reasonable charges and expenses of organization and reorganization and payments for property and past services reasonably expected to benefit the Trust.

5.4      NO PRE-EMPTIVE RIGHTS

                  No Person shall be entitled, as a matter of right, to subscribe for or purchase any Units. There are no pre-emptive rights attaching to the Units.

5.5      FRACTIONAL UNITS

                  If, as a result of any act of the Trustees hereunder, any Person becomes entitled to a fraction of a Unit, such Person shall not be entitled to receive a certificate therefor. Fractional Units shall not, except to the extent that they may represent in the aggregate one or more whole Units, entitle the holders thereof to notice of or to attend or to vote at meetings of Unitholders. Subject to the foregoing, such fractional Units shall have attached thereto the rights, restrictions, conditions and limitations attaching to whole Units in the proportion that they bear to a whole Unit.

5.6      LEGAL OWNERSHIP OF ASSETS OF THE TRUST

                  The legal ownership of the assets of the Trust and the right to conduct the affairs of the Trust are vested exclusively in the Trustees, and the Unitholders shall have no interest therein other than the beneficial interest in the Trust conferred by the Units issued hereunder as described in
Section 1.11. Unitholders shall have no right to compel any partition, division or distribution of the Trust or any of the assets of the Trust, except pursuant to Sections 5.23 and Article 12. The Units shall be personal property and shall confer upon the holders thereof only the interest and rights, and impose upon the holders thereof only those liabilities and obligations specifically set forth in this Declaration of Trust. No Unitholder has or shall be deemed to have any right of ownership in any of the assets of the Trust.

5.7      ALLOTMENT AND ISSUE

                  The Trustees may allot and issue Units at such time or times and in such manner (including pursuant to any plan from time to time in effect relating to reinvestment by Unitholders of distributions of the Trust in Units) and to such Person, Persons or class of Persons as the Trustees in their sole discretion shall determine. The price or the value of the consideration for which Units may be issued and the terms and conditions of issuance of the Units shall be determined by the Trustees in their sole discretion. In the event that Units are issued in whole or in part for consideration other than money, the resolution of the Trustees allotting and issuing such Units shall express the fair equivalent in money of the other consideration received.

5.8      RIGHTS, WARRANTS, OPTIONS AND OTHER SECURITIES

                  The Trust may create and issue rights, warrants or options to subscribe for fully paid Units, which rights, warrants or options may be exercisable at such subscription price or prices and at such time or times as the Trustees may determine. The rights, warrants or options so created may be issued for such consideration or for no consideration, all as the Trustees may determine. A right, warrant or option shall not be a Unit and a holder thereof shall not be a Unitholder by virtue of holding such rights, warrants or options.

                  The Trustees may create and issue indebtedness of the Trust in respect of which interest, premium or principal payable thereon may be paid, at the option of the Trust or the holder, in fully paid Units, or which indebtedness, by its terms, may be convertible into Units at such time and for such prices as the Trustees may determine. Any indebtedness so created shall not be a Unit, unless and until fully paid Units are issued in accordance with the terms of such indebtedness.

5.9      COMMISSIONS AND DISCOUNTS

                  The Trustees may provide for the payment of commissions or may allow discounts to Persons in consideration of their subscribing or agreeing to subscribe, whether absolutely or conditionally, for Units or other securities of the Trust or of their agreeing to produce subscriptions therefor, whether absolute or conditional.

5.10     TRANSFERABILITY

                  Subject to the terms of this Declaration of Trust and to applicable laws, the Units are freely transferable, and the Trustees may in their discretion list the Units on such stock exchanges or quotation services as they deem commercially reasonable.

5.11     NON-RESIDENT OWNERSHIP CONSTRAINT

                  At no time may more than 49% of the Units then outstanding (on either a basic or fully-diluted basis) be held by or for the benefit of Non-Residents ("Non-Resident Beneficiaries"). The Trustees may require declarations as to the jurisdictions in which beneficial owners of Units are resident or declarations from Unitholders as to whether such Units are held by or for the benefit of Non-Resident Beneficiaries. If the Trustees become aware that more than 49% of the Units then outstanding (on either a basic or fully-diluted basis) are, or may be, held by or for the benefit of Non-Resident Beneficiaries or that such a situation is imminent, the Trustees may make a public announcement thereof and shall not accept a subscription for Units from or issue or register a transfer of Units to a Person unless the Person provides a declaration that the Person is not a Non-Resident (or, in the discretion of the Trustees, that the Person is not a Non-Resident Beneficiary) and does not hold his or its Units for a Non-Resident Beneficiary. If, notwithstanding the foregoing, the Trustees determine that more than 49% of the Units (on either a basic or fully-diluted basis) are held by or for the benefit of Non-Resident Beneficiaries, the Trustees may send a notice to such Unitholders, chosen in inverse order to the order of acquisition or registration or in such manner as the Trustees may consider equitable and practicable, requiring them to sell their Units or a portion thereof within a specified period of not more than 60 days. If the Unitholders receiving such notice have not sold the specified number of Units or provided the Trustees with satisfactory evidence that they are not Non-Residents and do not hold their Units for the benefit of Non-Resident Beneficiaries within such period, the Trustees may sell such Units on behalf of such Unitholders, and in the interim, the voting and distribution rights attached to such Units shall be suspended. Upon such sale, the affected holders shall cease to be Unitholders and their rights shall be limited to receiving the net proceeds of sale. In any situation where it is unclear whether Units are held for the benefit of Non-Resident Beneficiaries, the Trustees may exercise their discretion in determining whether such Units are or are not so held, and any such exercise by them of their discretion shall be binding for the purposes of this Section 5.11.

5.12     CERTIFICATES

                  Subject to Section 5.13, each Unitholder or his duly authorized agent is entitled to a certificate bearing an identifying serial number in respect of the Units held by him, signed in the manner hereinafter prescribed, but the Trust is not bound to issue more than one certificate in respect of a Unit or Units held jointly or in common by two or more Persons and delivery of a certificate to one of them shall be sufficient delivery to all. No certificate shall be issued to evidence any fractional Units.

                  Except as otherwise provided below, the Units shall be represented in the form of one or more fully registered Unit certificates and Units shall be issued in fully registered form to holders or their nominees and a purchaser of a Unit shall be entitled to a certificate or other instrument from the Trust evidencing that purchaser's ownership thereof. If approved by the Trustees, the Trust may adopt a book-based system whereby the Units shall be represented in the form of one or more fully registered global Unit certificates held by, or on behalf of, CDS, as custodian of a global certificate for the participants of CDS, registered in the name of CDS or its nominee, and registration of ownership and transfers of the Units shall be effected only through the book-based system administered by CDS.

5.13     CERTIFICATE FEE

                  The Trustees may establish a fee, not to exceed the amount prescribed under the CBCA, to be charged for every certificate issued evidencing the ownership of Units.

5.14     FORM OF CERTIFICATE

                  The form of certificate representing Units shall be in such form as is from time to time authorized by the Trustees. Signatures of Trustees or officers of the Trust required on Unit certificates may be printed or otherwise mechanically reproduced thereon. If a Unit certificate contains a printed or mechanically reproduced signature of a Person, the Trust may issue the certificate even though the Person has ceased to be a Trustee or an officer of the Trust and such certificate is as valid as if the Person were a Trustee or an officer at the date of its issue.

5.15     REGISTER

                  A register (the "Register") shall be kept by, or on behalf and under the direction of, the Trustees, which Register shall contain the names and addresses of Unitholders, the respective numbers of Units held by them, the certificate numbers of the certificates of such Units and a record of all transfers thereof. The Trustees may appoint one or more chartered banks or trust companies to act as transfer agent(s) and to act as registrar(s) for Units and may provide for the transfer of Units in one or more places within Canada. In the event of such appointment, such transfer agents and registrars shall keep all necessary registers and other books (which may be kept on a computer or similar device) for recording original issues and registering and transferring the Units. If the Trustees have appointed a registrar and transfer agent, no certificate for Units shall be valid unless countersigned by or on behalf of a transfer agent and/or registrar. Only Unitholders whose Units are recorded on the Register shall be entitled to vote or to receive distributions or otherwise exercise or enjoy the rights of Unitholders.

5.16     ENTRY ON REGISTER

                  Subject to Sections 5.11 and 5.12, upon any issue of Units, the name of the subscriber shall be promptly entered on the Register as the owner of the number of Units issued to such subscriber, or if the subscriber is already a Unitholder, the Register shall be amended to include his additional Units.

5.17     SUCCESSORS IN INTEREST TO UNITHOLDERS

                  Any Person becoming entitled to any Units as a consequence of the death, bankruptcy or incompetence of any Unitholder or otherwise by operation of law shall be recorded in the Register as the holder of such Units, but until such record is made, the Unitholder of record shall continue to be and shall be deemed to be the holder of such Units for all purposes whether or not the Trust, the Trustees or the transfer agent or registrar of the Trust shall have actual or other notice of such death, bankruptcy, incompetence or other event. The Person becoming entitled to such Units shall be bound by every notice or other document in respect of the Units which shall have been duly given to the Unitholder from whom he derives his title to such Units.

5.18     UNITS HELD JOINTLY OR IN FIDUCIARY CAPACITY

                  The Trust may treat two or more Persons holding any Unit as joint tenants of the entire interest therein unless the ownership is expressly otherwise recorded on the Register, but no entry shall be made in the Register or on any certificate that any Person is in any other manner entitled to any future, limited or contingent interest in any Unit; provided, however, that any Person recorded in the Register or on any certificate as a Unitholder may, subject to the provisions herein contained, be described in the Register or on any certificate as a fiduciary of any kind and any customary words may be added to the description of the holder to identify the nature of such fiduciary relationship.

5.19     RECOGNITION OF REGISTERED OWNERS

                  None of the Trustees, the officers of the Trust, Unitholders or any transfer agent or other agent of the Trust or the Trustees shall have a duty to inquire into any claim that a transfer of a Unit or other security of the Trust was or would be wrongful or that a particular adverse Person is the owner of or has an interest in the Unit or other security or any other adverse claim, or be bound to see to the performance of any trust, express, implied or constructive, or of any charge, pledge or equity to which any of the Units or other securities or any interest therein are or may be subject, or to ascertain or inquire whether any sale or transfer of any such Units or other securities or interest therein by any such Unitholder or holder of such security or his personal representatives is authorized by such trust, charge, pledge or equity, or to recognize any Person as having any interest therein, except for the Person recorded as Unitholder or holder of such security.

5.20     LOST CERTIFICATES

                  In the event that any certificate for Units is lost, stolen, destroyed or mutilated, any Trustee or any Approved Officer of the Trust may authorize the issuance of a new certificate for the same number of Units in lieu thereof. Any Trustee or any Approved Officer of the Trust may in his discretion, before the issuance of such new certificate, require the owner of the lost, stolen, destroyed or mutilated certificate, or the legal representative of the owner, to make such affidavit or statutory declaration, setting forth such facts as to the loss, theft, destruction or mutilation, as the Trustee or the Approved Officer of the Trust deems necessary and may require the applicant to supply to the Trust a "lost certificate" or similar bond in such reasonable amount as the Trustee or the Approved Officer of the Trust directs indemnifying the Trustees or any officers of the Trust, the transfer agents and registrars for so doing. Any Trustee or any Approved Officer of the Trust shall have the power to acquire from an insurer or insurers a blanket lost security bond or bonds in respect of the replacement of lost, stolen, destroyed or mutilated certificates. The Trust shall pay all premiums and other sums of money payable for such purpose out of the property of the Trust with such contribution, if any, by those insured as may be determined by the Trustee or Approved Officer of the Trust. If such blanket lost security bond is acquired, the Trustee or Approved Officer of the Trust may authorize and direct (upon such terms and conditions as they may from time to time impose) any registrar, transfer agent, trustee, or others to whom the indemnity of such bond extends to take such action to replace such lost, stolen, destroyed or mutilated certificates without further action or approval by the Trustee or Approved Officer of the Trust.

5.21     DEATH OF A UNITHOLDER

                  The death of a Unitholder during the continuance of the Trust shall not terminate the Trust or give the personal representatives or the heirs of the estate of the deceased Unitholder a right to an accounting or to take any action in the courts or otherwise against other Unitholders or the Trustees, officers of the Trust or the property of the Trust, but shall only entitle the personal representatives or the heirs of the estate of the deceased Unitholder to succeed to all rights of the deceased Unitholder under this Declaration of Trust.

5.22     UNCLAIMED PAYMENTS

                  In the event that the Trustees hold any amounts to be paid to Unitholders under Article 9, Section 12.3 or otherwise because such amounts are unclaimed or cannot be paid for any reason, neither the Trustees nor any distribution disbursing agent shall be under any obligation to invest or reinvest the same and shall only be obligated to hold the same in a current or other non-interest bearing account with a chartered bank or trust company pending payment to the Person or Persons entitled thereto. The Trustees shall, as and when required by law, and may at any time prior to such required time, pay all or part of such amounts so held to a court in the province where the Trust has its principal office or to the Public Guardian and Trustee (or other similar government official or agency) in the province where the Trust has its principal office whose receipt shall be a fulfilment and discharge of the obligations of the Trustees.

5.23     REDEMPTION OF UNITS

                  Each Unitholder shall be entitled to require the Trust to redeem at any time at the demand of the Unitholder all or any part of the Units registered in the name of the Unitholder at the prices determined and payable in accordance with the following conditions:

         (a) To exercise a Unitholder's right to require redemption under this Section 5.23, a duly completed and properly executed notice surrendering the Units for redemption and requiring the Trust to redeem Units, in the form attached hereto as Appendix A, until a substitute form is otherwise approved by the Trustees, shall be delivered to the Trust at the head office of the Trust (or as the Trustees may otherwise direct). No form or manner of completion or execution shall be sufficient unless the same is in all respects satisfactory to the Trustees and is accompanied by any further evidence that the Trustees may reasonably require with respect to the identity, capacity or authority of the Person giving such notice.

         (b) Upon receipt by the Trust of the notice to redeem Units, the Unitholder shall thereafter cease to have any rights with respect to the Units tendered for redemption (other than to receive the redemption payment therefor), including the right to receive any distributions thereon which are declared payable to the holders of Units of record on a date which is subsequent to the day of receipt by the Trust of such notice. Units shall be considered to be tendered for redemption on the date that the Trust has, to the satisfaction of the Trustees, received the notice and other required documents or evidence as aforesaid.

         (c) Upon receipt by the Trust of the notice to redeem Units in accordance with this Section 5.23, the holder of the Units tendered for redemption shall be entitled to receive a price per Unit (the "Redemption Price") equal to the lesser of:

                  (i) 90% of the "market price" of the Units on the principal market on which the Units are quoted for trading during the ten trading day period ending immediately prior to the date on which the Units are surrendered to the Trust for redemption (the "Redemption Date"); and

                  (ii) 100% of the "closing market price" on the principal market on which the Units are quoted for trading, on the Redemption Date.

                  For the purposes of this calculation, the "market price" for the Units will be an amount equal to the average of the closing price of the Units for each of the trading days for the ten trading days reference period on which there was a closing price on the principal exchange or market on which the Units are quoted for trading; provided that, if the applicable exchange or market does not provide a closing price but only provides the highest and lowest prices of the Units traded on a particular day, the "market price" shall be an amount equal to the average of the average of the highest and lowest prices for each of the trading days on which there was a trade; and provided further that if there was trading on the applicable exchange or market for fewer than five of the ten trading days in the reference period, the "market price" shall be the average of the following prices established for each of the ten trading days: (i) the average of the last bid and ask prices for each day on which there was no trading; (ii) the closing price of the Units for each day that there was trading if the exchange or market provides a closing price; and (iii) the average of the highest and lowest prices of the Units for each day that there was trading, if the market provides only the highest and lowest prices of Units traded on a particular day.

                  For the purposes of this calculation, the "closing market price" of the Units shall be an amount equal to the closing price of the Units if there was a trade on the date and the exchange or market provides a closing price; an amount equal to the average of the highest and lowest prices of the Units if there was trading and the exchange or other market provides only the highest and lowest trading prices of Units traded on a particular day; or the average of the last bid and last ask price of the Units if there was no trading on the date.

                  If a Unitholder is not entitled to receive cash upon the redemption of Units in circumstances in which Sections 5.23(e)(ii) or (iii) apply, then the Redemption Price shall be equal to the fair market value of the Units as determined by the Trustees.

         (d) Subject to Sections 5.23(e) and 5.23(f), the Redemption Price payable in respect of the Units tendered for redemption during any month shall be paid by cheque, drawn on a Canadian chartered bank or a trust company in lawful money of

                  Canada, payable at par to or to the order of the Unitholder who exercised the right of redemption on or before the last day of the calendar month following the month in which the Units were tendered for redemption. Payments made by the Trust of the Redemption Price are conclusively deemed to have been made upon the mailing of a cheque in a postage prepaid envelope addressed to the former holder of Units unless such cheque is dishonoured upon presentment. Upon such payment, the Trust shall be discharged from all liability to the former Unitholder in respect of the Units so redeemed.

         (e) Section 5.23(d) shall not be applicable to Units tendered for redemption by a holder of Units, if:

                  (i)      the total amount payable by the Trust pursuant to
                           Section 5.23(c) in respect of such Units and all other Units tendered for redemption prior thereto in the same calendar month exceeds $50,000 (the "Monthly Limit"); provided that the Trustees may, in their sole discretion, waive such limitation in respect of all Units tendered for redemption in any calendar month;

                  (ii) at the time the Units are tendered for redemption, the outstanding Units are not listed for trading or quoted on any stock exchange or market which the Trustees consider, in their sole discretion, provides representative fair market value prices for the Units; or

                  (iii) the normal trading of the outstanding Units is suspended or halted on any stock exchange on which the Units are listed (or, if not listed, on a stock exchange, on any market on which the Units are quoted for trading) on the Redemption Date or for more than five trading days during the ten trading day period ending on the Redemption Date.

         (f) If, pursuant to Sections 5.23(e)(ii) or 5.23(e)(iii), Section 5.23(d) is not applicable to Units tendered for redemption by a Unitholder, the Redemption Price per Unit specified in
                  Section 5.23(c) to which the Unitholder would otherwise be entitled shall, subject to receipt of all necessary regulatory approvals (which the Trust shall use commercially reasonable efforts to obtain), be paid and satisfied by way of a distribution in specie of securities of Fording held by the Trust or other securities issued by Fording or the Trust having a fair market value, as determined by the Trustees, equal to the Redemption Price of the surrendered Units.

         (g) If, pursuant to Section 5.23(e)(i), Section 5.23(d) is not applicable to the Units tendered for redemption by a Unitholder, the Redemption Price per Unit to which the Unitholder would otherwise be entitled shall be paid and satisfied as follows:

                  (i) a portion of the Redemption Price per Unit equal to the Monthly Limit divided by the number of Units tendered for redemption in the month shall be paid and satisfied in cash, in accordance with Section 5.23(d) applied mutatis mutandis; and

                  (ii) subject to receipt of all necessary regulatory approvals (which the Trust shall use commercially reasonable efforts to obtain), the remainder of the Redemption Price per Unit shall be paid and satisfied by way of a distribution in specie to such Unitholder of securities of Fording or the Trust, in accordance with Section 5.23(f) applied mutatis mutandis.

                  Upon such payment, the Trust shall be discharged from all liability to the former Unitholder in respect of the Units so redeemed.

         (h) All Units which are redeemed under this Section 5.23 shall be cancelled and such Units shall no longer be outstanding and shall not be reissued.

         (i) The amount of any capital gains or income realized in a year by the Trust as a result of any disposition of property by the Trust undertaken to permit or facilitate the redemption of Units pursuant to this Section 5.23 may, for purposes of computing the net income of the Trust under the Tax Act or other tax legislation, be treated as having been paid in the year by the Trust to the Unitholders redeeming Units in such year and having been designated as a taxable capital gain to such Unitholder.

5.24     PURCHASE OF UNITS

                  The Trust shall be entitled to purchase for cancellation at any time the whole or from time to time any part of the outstanding Units, at a price per Unit and on a basis determined by the Trustees in compliance with all applicable securities laws, regulations, rules, blanket orders, notices or policies or the rules or applicable policies of any stock exchange.

5.25     RIGHT TO ACQUIRE

         (a) If within 120 days after the date of a take-over bid for Units the bid is accepted by the holders of not less than 90% of the Units, other than Units held at the date of the take-over bid by or on behalf of the offeror or an affiliate or associate of the offeror, the offeror is entitled, on complying with this
                  Section 5.25, to acquire the Units held by the Dissenting Offerees.

         (b) An offeror may acquire Units held by a Dissenting Offeree by sending by mail within 60 days after the date of termination of the take-over bid and in any event within 180 days after the date of the take-over bid, an offeror's notice to each Dissenting Offeree stating that:

                  (i) the offerees holding more than 90% of the Units to which the bid relates accepted the take-over bid, other than Units held at the date of the take-over bid by or on behalf of the offeror or an affiliate or associate of the offeror;

                  (ii) the offeror is bound to take up and pay for or has taken up and paid for the Units of the offerees who accepted the take-over bid;

                  (iii)    a Dissenting Offeree is required to elect:

                           (A) to transfer their Units to the offeror on the terms on which the offeror acquired the Units from the offerees who accepted the take-over bid, or

                           (B) subject to Section 5.25(s), to demand payment of the fair value of the Units in accordance with Sections 5.25(i) to (r) by notifying the offeror within 20 days after receiving the offeror's notice;

                  (iv) a Dissenting Offeree who does not notify the offeror in accordance with Section 5.25(b)(iii)(B) is deemed to have elected to transfer the Units to the offeror on the same terms that the offeror acquired the Units from the offerees who accepted the take-over bid; and

                  (v) a Dissenting Offeree must send notice of the election under Section 5.25(d)(ii) to the Trust within 20 days after he receives the offeror's notice.

         (c) Concurrently with sending the offeror's notice under Section 5.25(b), the offeror shall send to the Trust a notice disclosing the name and address of the offeror and the name of the Dissenting Offeree with respect to each Unit held by a Dissenting Offeree.

         (d)      A Dissenting Offeree to whom an offeror's notice is sent under
                  Section 5.25(b) shall, within 20 days after receiving that notice:

                  (i) send the certificate(s) representing the Units to the Trust; and

                  (ii)     elect:

                           (A) to transfer the Units to the offeror on the terms on which the offeror acquired the Units from the offerees who accepted the take-over bid; or

                           (B) to demand payment of the fair value of the Units in accordance with Section 5.25(i) to
                                    (r) by notifying the offeror.

         (e) A Dissenting Offeree who does not notify the offeror in accordance with Section 5.25(d)(ii)(B) is deemed to have elected to transfer the Units to the offeror on the same terms on which the offeror acquired the Units from the offerees who accepted the take-over bid.

         (f) Within 20 days after the offeror sends an offeror's notice under Section 5.25(b), the offeror shall pay or transfer to the Trust the amount of money or other consideration that the offeror would have had to pay or transfer to a Dissenting Offeree if the Dissenting Offeree had elected to accept the take-over bid under Section 5.25(d)(ii)(A).

         (g) The Trust is deemed to hold in trust for the Dissenting Offeree the money or other consideration it receives under
                  Section 5.25(f), and the Trust shall deposit the money in a separate account in a Canadian chartered bank and shall place the other consideration in the custody of a Canadian chartered bank or similar institution.

         (h) Within 30 days after the offeror sends an offeror's notice under Section 5.25(b), the Trust shall:

                  (i) if the payment or transfer required by Section 5.25(f) is made, transfer to the offeror the Units that were held by Dissenting Offerees;

                  (ii) give to each Dissenting Offeree who elects to accept the take-over bid terms under Section 5.25(d)(ii)(A) and who transferred his Units as required under
                           Section 5.25(d) the money or other consideration to which the offeree is entitled, disregarding fractional Units, if any, which may be paid for in money; and

                  (iii) if the payment or transfer required by Section 5.25(f) is made and the money or other consideration is deposited as required by Section 5.25(g), send to each Dissenting Offeree who has not sent notice as required under Section 5.25(d) a notice stating that:

                           (A) the Dissenting Offeree's Units have been cancelled,

                           (B) the Trust or some designated Person holds in trust for the Dissenting Offeree the money or other consideration to which the Dissenting Offeree is entitled as payment for or in exchange for the Units, and

                           (C) the Trust will, subject to Sections 5.25(i) to 5.25(r), send that money or other consideration to that offeree without delay after receiving the certificate representing the Units.

         (i) If a Dissenting Offeree has elected to demand payment of the fair value of his Units under Section 5.25(d)(ii)(B), the offeror may, within 20 days after it has paid the money or transferred the other consideration under Section 5.25(f), apply to the Court to fix the fair value of the Units of that Dissenting Offeree.

         (j) If an offeror fails to apply to the Court under Section 5.25(i), a Dissenting Offeree may apply to the Court for the same purpose within a further period of 20 days.


         (k) Where no application is made to the Court under Section 5.25(j) within the period set out in that Section, a Dissenting Offeree is deemed to have elected to transfer their Units to the offeror on the same terms that the offeror acquired the Units from the offerees who accepted the take-over bid.

         (l) An application under Sections 5.25(i) or 5.25(j) shall be made to the Court in Calgary, Alberta.

         (m) A Dissenting Offeree is not required to give security for costs in an application made under Section 5.25(i) or 5.25(j).

         (n)      On an application under Section 5.25(i) or 5.25(j):

                  (i) all Dissenting Offerees referred to in Section 5.25(d)(ii)(B) whose Units have not been acquired by the offeror shall be joined as parties and are bound by the decision of the Court; and

                  (ii) the offeror shall notify each affected Dissenting Offeree of the date, place and consequences of the application and of their right to appear and be heard in person or by counsel.

         (o) On an application to the Court under Sections 5.25(i) or 5.25(j), the Court may determine whether any other Person is a Dissenting Offeree who should be joined as a party, and the Court shall then fix a fair value for the Units of all Dissenting Offerees.

         (p) The Court may in its discretion appoint one or more appraisers to assist the Court to fix a fair value for the Units of a Dissenting Offeree.

         (q) The final order of the Court shall be made against the offeror in favour of each Dissenting Offeree and for the amount for the Units as fixed by the Court.

         (r) In connection with proceedings under this Section, the Court may make any order it thinks fit, and without limiting the generality of the foregoing, it may:

                  (i) fix the amount of money or other consideration that is required to be held in trust under Section 5.25(g);

                  (ii) order that money or other consideration be held in trust by a Person other than the Trust; and

                  (iii) allow a reasonable rate of interest on the amount payable to each Dissenting Offeree from the date they send or deliver notice under Section 5.25(d) until the date of payment.

         (s) The acquisition of a Dissenting Offeree's Units shall be for the fair value of such Units determined in accordance with Sections 5.25(i) to (r) subject to any maximum as to the amount of cash or securities that may be issued as consideration for the acquisition of such Units as the offeror for such securities may have specified as a condition of its take-over bid, and such offeror shall not be required to pay additional cash or issue further additional securities to the extent that such caps have been met prior to the acquisition of the Dissenting Offeree's Units.

5.26     DISSENTING UNITHOLDERS

         (a)      (i) In respect of any matter set out in Sections 3.9(b)(i) or
                  (ii) of this Declaration of Trust and (ii) in respect of transactions by Fording, if such matter is a matter for which such Unitholder would have been granted the right to dissent under section 190 of the CBCA, if such Unitholder was a shareholder of Fording and not a Unitholder of the Trust, the Unitholder (herein the "Dissenting Unitholder")
                  may elect to demand payment of the fair value of its Units in accordance with Sections 5.25(i) to (r) by: (x) sending to the Trustees, at or before any meeting of the Unitholders to approve the transaction or such other deadline before the meeting as the Independent Trustees determine, a written objection to approval of the transaction and (y) notifying the Trustees within 20 days after the Dissenting Unitholder receives notice from the proposed acquiror or the Trustees that the transaction has been approved. A Unitholder who votes for such transactions shall not be entitled to dissent. For greater certainty, that right of dissent may only be exercised by registered Unitholders.

         (b) Section 5.26(a) shall not be applicable to a transaction in which the Trust directly or indirectly transfers the securities held by the Trust to Unitholders on a proportionate basis.

                                   ARTICLE 6
                             MEETINGS OF UNITHOLDERS

6.1      ANNUAL MEETING

                  There shall be an annual meeting of the Unitholders, at such time and place in Canada as the Trustees shall prescribe, or by electronic means to the extent provided under applicable law, for the purpose of electing Trustees, appointing or changing the auditors of the Trust, approving nominees for election by the Trustees as directors of Fording and transacting such other business as the Trustees may determine or as may properly be brought before the meeting. The annual meeting of Unitholders shall be held after delivery to the Unitholders of the information referred to in Section 14.3 and, in any event, within 180 days after the end of each fiscal year of the Trust.

6.2      SPECIAL MEETINGS

                  The Trustees shall have power at any time to call special meetings of the Unitholders, to be held at such time and place in Canada or by electronic means as the Trustees may determine. Unitholders holding in the aggregate not less than ten percent of the outstanding Units may requisition the Trustees in writing to call a special meeting of the Unitholders for the purposes stated in the requisition. The requisition must state in reasonable detail the business proposed to be transacted at the meeting and shall be sent to each of the Trustees and to the principal office of the Trust. Unitholders have the right to obtain a list of Unitholders to the same extent and upon the same conditions and limitations as those which apply to shareholders of a corporation governed by the CBCA. Upon receiving the requisition, the Trustees shall call a meeting of Unitholders to transact the business referred to in the requisition, unless:

         (a) a record date for a meeting of the Unitholders has been fixed and notice thereof has been given to each stock exchange in Canada on which the Units are listed for trading;

         (b) the Trustees have called a meeting of the Unitholders and have given notice thereof pursuant to Section 6.3;

         (c)      in connection with the business as stated in the requisition:

                  (i) the proposal is not submitted at least 90 days before the anniversary date of the notice of meeting that was sent to Unitholders in connection with the previous annual meeting of Unitholders;

                  (ii) it clearly appears to the Trustees that the primary purpose of the matter covered by the requisition as submitted by the Unitholder is to enforce a personal claim or to redress a personal grievance against the Trust, the Trustees, the officers of the Trust or its securityholders;

                  (iii) it clearly appears to the Trustees that the matter covered by the requisition does not relate in a significant way to the business or affairs of the Trust;

                  (iv) the Trust, at the Unitholder's request, included a matter covered by a requisition in an information circular relating to a meeting of Unitholders held within two years preceding the receipt of such request, and the Unitholder failed to present the matter, in person or by proxy, at the meeting;

                  (v) substantially the same matter covered by the requisition was submitted to Unitholders in an information circular (including a dissident's information circular) relating to a meeting of Unitholders held within five years preceding the receipt of the Unitholder's request and the matter covered by the requisition did not receive the prescribed minimum amount of support at the meeting; or

                  (vi) the rights conferred by this Section 6.2 are being abused to secure publicity; or

         (d) any other circumstance exists when, under the CBCA or at law, directors of a corporation would not be required to call such a meeting.

                  Subject to the foregoing, if the Trustees do not within 21 days after receiving the requisition call a meeting, any Unitholder who signed the requisition may call the meeting in accordance with the provisions of Sections 6.3 and 6.7. If there shall be no Trustees, the officers of the Trust shall promptly call a special meeting of the Unitholders for the election of successor Trustees. The phrase "meeting of the Unitholders" wherever it appears in this Declaration of Trust shall mean and include both an annual meeting and any other meeting of Unitholders.

6.3      NOTICE OF MEETING OF UNITHOLDERS

                  Notice of all meetings of the Unitholders shall be mailed, delivered or transmitted by the Trustees to each Unitholder at his address appearing in the Register, to each Trustee and to the auditors of the Trust not less than 21 nor more than 60 days before the meeting. Notice of any meeting of the Unitholders shall state the purposes of the meeting and the time and place of the meeting.

6.4      QUORUM

                  A quorum for any meeting of Unitholders shall be individuals present not being less than two in number and being Unitholders or representing by proxy Unitholders who hold in the aggregate not less than 10% of the votes attached to all outstanding Units, provided that if the Trust has only one Unitholder the Unitholder present in person or by proxy constitutes a meeting and a quorum for such meeting. In the event of such quorum not being present at the appointed place on the date for which the meeting is called within 30 minutes after the time fixed for the holding of such meeting, the meeting, if convened on the requisition of Unitholders, shall be dissolved, but in any other case shall stand adjourned to such day being not less than ten days later and to such place and time as may be appointed by the Chair of the meeting. If at such adjourned meeting a quorum as above defined is not present, the Unitholders present either personally or by proxy shall form a quorum, and any business may be brought before or dealt with at such an adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same. The Chair or, if the Chair is not present, the Vice-Chair, or any other Trustee determined by the Trustees, shall be the Chair of any meeting of the Unitholders.

6.5      VOTING

                  Unitholders may attend and vote at all meetings of Unitholders either in person or by proxy, or if the meeting is held by electronic means, Unitholders may attend and vote at such meetings as if the Trust was a corporation governed by the CBCA. Each Unit shall entitle the holder thereof to one vote at all meetings of the Unitholders. Any action to be taken by the Unitholders shall, except as otherwise required by this Declaration of Trust or by law, be authorized when approved by a majority of the votes cast at a meeting of the Unitholders. The Chair of any such meeting shall not have a second or casting vote.

6.6      MATTERS ON WHICH UNITHOLDERS SHALL VOTE

                  In addition to the matters set forth in Section 3.9(b) and
(c), none of the following shall occur unless the same has been duly approved by the Unitholders at a meeting duly called and held:

         (a) except as provided in Sections 2.1, 2.5 or 2.6, the appointment, election or removal of Trustees;

         (b) except on the occurrence of a vacancy in the position of auditors of the Trust, as provided in Section 1.7, the appointment or removal of auditors of the Trust;

         (c) any amendment to the Declaration of Trust (except as provided in Section 11.1); or

         (d)      the termination of the Trust pursuant to Section 12.2.

                  Nothing in this Section 6.6, however, shall prevent the Trustees from submitting to a vote of Unitholders any matter which they deem appropriate. Except with respect to matters on which this Declaration of Trust contemplates a vote of Unitholders, or submitted to a vote of the Unitholders by the Trustees on the express basis that it be a binding vote, no vote of the Unitholders shall in any way bind the Trustees.

6.7      RECORD DATES

                  For the purpose of determining the Unitholders who are entitled to receive notice of and vote at any meeting or any adjournment(s) or postponement(s) thereof or for the purpose of any other action, the Trustees may from time to time, without notice to the Unitholders, close the transfer books for such period, not exceeding 35 days, as the Trustees may determine; or without closing the transfer books the Trustees may fix a date not less than 21 days and not more than 60 days prior to the date of any meeting of the Unitholders or other action as a record date for the determination of Unitholders entitled to receive notice of and to vote at such meeting or any adjournment(s) or postponement(s) thereof or to be treated as Unitholders of record for purposes of such other action, and any Unitholder who was a Unitholder at the time so fixed shall be entitled to receive notice of and vote at such meeting or any adjournment(s) or postponement(s) thereof, even though it has since that date disposed of its Units, and no Unitholder becoming such after that date shall be entitled to receive notice of and vote at such meeting or any adjournment(s) or postponement(s) thereof or to be treated as a Unitholder of record for purposes of such other action, although this shall not preclude such purchaser arranging to be a proxyholder or agreeing with the selling Unitholder on how such Unitholder will vote at the discretion of such purchaser. If, in the case of any meeting of Unitholders, no record date with respect to voting has been fixed by the Trustees, the record date for voting shall be 5:00 p.m. on the last business day before the meeting.

6.8      PROXIES

                  Whenever the vote or consent of Unitholders is required or permitted under this Declaration of Trust, such vote or consent may be given either directly by the Unitholder or by a proper form of proxy or, in the case of a Unitholder that is other than an individual, by an individual authorized by the board of directors or governing body of such Person to represent it at a meeting of the Unitholders.

                  The Trustees may in their discretion from time to time make determinations, adopt regulations or delegate decisions to officers relating to the appointment of proxyholders, and the solicitation, execution, validity, revocation and deposit of proxies.

                  An instrument of proxy executed in compliance with the foregoing shall be valid unless challenged at the time of or prior to its exercise, and the Person challenging the instrument shall have the burden of proving, to the satisfaction of the Chair of the meeting at which the instrument is proposed to be used, that the instrument of proxy is invalid. Any decision of the Chair of the meeting in respect of the validity of an instrument of proxy shall be final and binding upon all Persons. An instrument of proxy shall be valid only at the meeting with respect to which it was solicited or any adjournment(s) or postponement(s) thereof.

                  A vote cast in accordance with any proxy shall be valid notwithstanding the death, incapacity, insolvency or bankruptcy of the Unitholder giving the proxy or the revocation of the proxy unless written notice of the death, incapacity, insolvency, bankruptcy or revocation of the proxy has been received by the Chair of the meeting prior to the time when the vote is cast.

6.9      PERSONAL REPRESENTATIVES

                  If a Unitholder is deceased, his personal representative, upon filing with the secretary of the meeting such proof of his appointment as the secretary considers sufficient, shall be entitled to exercise the same voting rights at any meeting of Unitholders as the Unitholder would have been entitled to exercise if he were living and for the purpose of the meeting shall be considered to be a Unitholder. Subject to the provisions of the will of a deceased Unitholder, if there is more than one personal representative, the provisions of Section 5.18 relating to joint holders shall apply.

6.10     ATTENDANCE BY OTHERS

                  Any Trustee, officer of the Trust, representative of the auditors of the Trust or other individual approved by the Trustees may attend and speak at any meeting of Unitholders.

6.11     CONDUCT OF MEETINGS

                  To the extent that the rules and procedures for the conduct of a meeting of Unitholders are not prescribed herein, the rules and procedures shall be such reasonable rules and procedures as are determined by the Chair of the meeting and such rules and procedures shall be binding upon all parties participating in the meeting.

6.12     BINDING EFFECT OF RESOLUTIONS

                  Every resolution passed at a meeting in accordance with the provisions of this Article 6 shall be binding upon all Unitholders, whether present at or absent from the meeting. Subject to Section 6.6, no action taken by Unitholders at any meeting of Unitholders shall in any way bind the Trust or the Trustees without the approval of the Trustees.

6.13     RESOLUTION IN LIEU OF MEETING

                  Notwithstanding any other provision of this Declaration of Trust, a resolution signed in writing by all of the Unitholders entitled to vote on that resolution at a meeting of Unitholders is as valid as if it had been passed at a meeting of Unitholders.

6.14     ACTIONS BY UNITHOLDERS

                  Any action, change, approval, decision or determination required or permitted to be taken or made by the Unitholders hereunder shall be effected by a resolution passed by the Unitholders at a duly constituted meeting (or a special resolution in lieu thereof) in accordance with this Article 6.

                                   ARTICLE 7
                            MEETINGS OF THE TRUSTEES

7.1      TRUSTEES MAY ACT WITHOUT MEETING

                  The Trustees may act with or without a meeting. Any action of the Trustees or any committee of the Trustees may be taken at a meeting by vote, or without a meeting by written consent signed by all, of the Trustees or the members of the applicable committee, as the case may be.

7.2      NOTICE OF MEETING

                  Meetings of the Trustees may be held from time to time upon the giving of notice by any Trustee. Regular meetings of the Trustees may be held without call or notice at a time and place in Canada fixed by the Trustees. Notice of the time and place of any other meetings shall be mailed or otherwise given not less than 48 hours before the meeting but may be waived in writing by any Trustee either before or after such meeting. The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Trustee attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

7.3      QUORUM

                  A quorum for all meetings of the Trustees shall be at least a majority of the Trustees present in person, a majority of whom shall be Independent Trustees and a majority of whom shall be resident Canadians; provided that if there is no quorum, the meeting may be adjourned to a business day on notice to all of the Trustees, and at the reconvened meeting, the presence of one-third of the Trustees is required in order to constitute a quorum. A quorum for any committee of the Trustees shall be the majority of that committee a majority of whom are Independent Trustees and a majority of whom shall be resident Canadians.

7.4      VOTING AT MEETINGS

                  Unless otherwise expressly provided herein, all resolutions, decisions or other questions arising at any meeting of the Trustees or of a committee of Trustees shall be decided by a majority of the votes cast. In the case of an equality of votes at any meeting of Trustees or of a committee of Trustees, the Chair of the meeting shall not have a second or casting vote in addition to his original vote.

7.5      MEETING BY TELEPHONE

                  Any Trustee may participate in a meeting of the Trustees or any committee thereof by means of a conference telephone or other communications equipment by means of which all Trustees participating in the meeting can hear each other and a Trustee so participating shall be considered for the purposes of this Declaration of Trust to be present in person at that meeting.

                                   ARTICLE 8
                              DELEGATION OF POWERS

8.1      GENERAL

                  The Trustees shall have the power to appoint, employ or contract with any Person, including a Chief Executive Officer who is not a director, officer or employee of Teck, its affiliates or the Partnership, for any matter relating to the Trust or its assets or affairs. After the Closing Time, the Chairman and Chief Executive Officer of the Trust will be selected by the

Trustees from the Independent Trustees, provided however that for the purposes of this provision only, a Person shall not be considered ineligible to be appointed as Chairman and Chief Executive Officer by virtue of being an officer of the Trust or Fording. For greater certainty, the Trustees may delegate to any Person (including any one or more Approved Officers) the power to execute any document or enter into any agreement on behalf of the Trust or exercise any discretion or make any amendment in relation thereto. The Trustees may grant or delegate such authority to an advisor as the Trustees may in their sole discretion deem necessary or desirable without regard to whether such authority is normally granted or delegated by Trustees. The Trustees shall have the power to determine the term and compensation of an advisor or any other Person whom they may employ or with whom they may contract. The Trustees shall have the power to grant powers of attorney as required in connection with any financing or security relating thereto.

8.2      AUDIT COMMITTEE

                  The Trustees shall appoint the Audit Committee consisting of at least three Trustees, each of whom must be Independent Trustees. The Audit Committee shall supervise the public disclosure of the Trust as a public reporting issuer in accordance with applicable laws and the TSX Guidelines, including reviewing the quality and integrity of annual and interim financial statements, reviewing accounting policies and practices, retaining, directing and monitoring the independence of the external auditors and reviewing the adequacy and effectiveness of the Trust's system of internal controls and procedures, and such other mandates or amendments to such mandate as may be delegated to the Audit Committee from time to time.

8.3      GOVERNANCE COMMITTEE

                  The Trustees shall appoint the Governance Committee consisting of at least three Trustees, each of whom must be Independent Trustees. Subject to the Governance Agreements, the Governance Committee shall be responsible for identifying and nominating Persons to act as Trustees (other than Trustees entitled to be nominated by a Person who is one of the Principal Unitholders pursuant to a Governance Agreement), monitoring Trustee performance, establishing Trustee compensation and developing and monitoring the Trust's approach to corporate governance issues, and such other mandates or amendments to such mandate as may be delegated to the Governance Committee from time to time.

8.4      ADDITIONAL COMMITTEES

                  The Trustees may create such additional committees as they, in their discretion, determine to be necessary or desirable for the purposes of properly governing the affairs of the Trust; provided that a majority of any committee must be Independent Trustees. Further, the Trustees may not delegate to any such additional committee any powers or authority in respect of which a board of directors of a corporation governed by the CBCA may not delegate, except for items expressly delegated to Independent Trustees or another group of Trustees by this Declaration of Trust or by unanimous decision of the Trustees.

8.5      RESIDENT CANADIANS

                  Any committee of Trustees shall be comprised of a majority of Trustees who are resident Canadians.

8.6      MANAGEMENT OF THE TRUST

         (a) The Trustees may exercise broad discretion in hiring officers, employees, agents and consultants or otherwise delegating the ability to administer the Trust's day-to-day operations and perform various activities related to the operations of the Trust and the assets owned by the Trust, all subject to the overriding authority of the Trustees over the management and affairs generally of the Trust.

         (b) The Chief Executive Officer shall, subject to any limitation the Trustees may determine by resolution, have broad discretion to administer and manage the day-to-day operations of the Trust and to make executive decisions that conform to the general policies and principles set forth in this Declaration of Trust or otherwise established by the Trustees from time to time and do all such other acts and things as are incidental to the foregoing, and to exercise all powers which are necessary or useful to carry on the purpose and activities of the Trust, to promote any of the purposes for which the Trust is formed and to carry out the provisions of this Declaration of Trust.

         (c) Any two Approved Officers shall, subject to any limitation the Trustees may determine by resolution, have authority to renew or extend or participate in the renewal or extension of any security, upon such terms as may be deemed advisable, and to agree to a reduction in the rate of interest on any security or to any other modification or change in the terms of any security or of any guarantee pertaining thereto, in any manner and to any extent that they may deem advisable; and to waive any default whether in the performance of any covenant or condition of any security, or in the performance of any guarantee or to enforce the rights in respect of any such default in such manner and to such extent that they may deem advisable.

                                   ARTICLE 9
                                  DISTRIBUTIONS

9.1      DISTRIBUTIONS

                  The Trustees will determine the distribution policy of the Trust from time to time; provided that, notwithstanding any other provision of this Declaration of Trust, there shall be payable, without action or declaration by the Trustees, each year an amount necessary to ensure that the Trust shall not be liable to pay income tax under Part I of the Tax Act for that taxation year, and such payment shall be payable on December 31 of each year to Persons who are Unitholders on the record date on December 31 of such year.

                  The distribution policy of the Trust unless and until changed in the discretion of the Trustees acting unanimously will be to distribute all of the Distributable Cash in respect of each calendar year, which will be payable initially on a quarterly basis. Distributions may be adjusted for amounts paid in prior periods if the actual Distributable Cash for the prior periods is greater than or less than the Trustees' estimates for the prior periods. Distributions shall be made in cash and may be invested in Units pursuant to any distribution reinvestment plan or Unit purchase plan adopted by the Trustees. Each year the Trust shall deduct in computing its income for purposes of the Tax Act such portion of the amounts paid or payable to Unitholders for the year as is necessary to ensure that the Trust is not liable for income tax under
Part I of the Tax Act for that related taxation year.

                  Distributions for each Distribution Period will be payable to Persons who are Unitholders on the corresponding Distribution Record Date and payment for such distributions will be made on or before the corresponding Distribution Payment Date.

                  For greater certainty, it is hereby expressly declared that a Unitholder shall have the legal right to enforce payment of any amount that is required to be distributed to a Unitholder hereunder as of December 31 of the relevant year. This amount may be paid out of any available funds of the Trust.

9.2      COMPUTATION OF INCOME AND NET REALIZED CAPITAL GAINS

         (a) The Income of the Trust for any taxation year of the Trust shall be the net income for the year determined pursuant to the provisions of the Tax Act having regard to the provisions thereof which relate to the calculation of taxable income of a trust, without reference to section 82(1)(b) (dividend gross up) and section 104(6) (deduction for payments out of the Trust) of the Tax Act (including any income realized by the Trust on the redemption of Units in specie) and taking into account such other adjustments as may be determined in the discretion of the Trustees; provided, however, that capital gains and capital losses shall be excluded from the computation of net income.

         (b) The Net Realized Capital Gains of the Trust for any taxation year of the Trust shall be determined as the amount, if any, by which the aggregate of the capital gains of the Trust, calculated in accordance with the provisions of the Tax Act, in the year exceeds the aggregate of (i) the aggregate of the capital losses of the Trust, calculated in accordance with the provisions of the Tax Act, in the year, (ii) any capital gains which are realized by the Trust as a result of a redemption of Units (including any income realized by the Trust on the redemption of Units in specie) pursuant to Section 5.23, (iii) the amount determined by the Trustees in respect of any net capital losses realized in prior taxation years which the Trust is permitted by the Tax Act to deduct in computing the taxable income of the Trust for the year, and (iv) any amount in respect of which the Trust is entitled to a capital gains refund under the Tax Act, as determined by the Trustees; provided that, at the discretion of the Trustees, the Net Realized Capital Gains of the Trust for a year may be calculated without subtracting the full amount of the net capital losses for the year and/or without subtracting the full amount of the net capital losses of the Trust carried forward from previous years.

9.3      OTHER DISTRIBUTIONS

         (a) In addition to the distributions which are made payable to Unitholders pursuant to Section 9.1, the Trustees may declare to be payable and make distributions, from time to time, out of Income of the Trust, Net Realized Capital Gains of the Trust, the capital of the Trust or otherwise, in any year, in such amount or amounts, and on such dates as the Trustees may determine, to Persons who are Unitholders at the record date for such distribution.

         (b) Having regard to the present intention of the Trustees to allocate, distribute and make payable to Unitholders all of the Income of the Trust, Net Realized Capital Gains of the Trust and any other applicable amounts so that the Trust will not have any liability for tax under Part I of the Tax Act in any taxation year, the following amounts shall, without any further actions on the part of the Trustees, be due and payable to Unitholders of record on December 31 in each year:

                  (i) the amount, if any, by which the Income of the Trust for such year exceeds the aggregate of the portions, if any, of each distribution made by the Trust pursuant to Section 9.1 and Section 9.3(a) which have been determined by the Trustees, pursuant to Section 9.4, to have been payable by the Trust out of Income of the Trust for such year and the amount of income treated as having been paid in the year pursuant to
                           Section 5.23(i); and

                  (ii) the amount, if any, by which the Net Realized Capital Gains of the Trust for such year exceeds the aggregate of the portions, if any, of each distribution made by the Trust pursuant to Section
                           9.1 and Section 9.3(a) which have been determined by the Trustees, pursuant to Section 9.4, to have been payable by the Trust out of Net Realized Capital Gains of the Trust for such year and the amount of taxable capital gain treated as having been paid in the year pursuant to Section 5.23(i).

         (c) The proportionate share per Unit of the amount of any distribution made pursuant to either or both of Sections 9.3(a) and (b) shall be determined by dividing such amount by the number of issued and outstanding Units on the applicable record date in respect of a distribution pursuant to Section 9.3(a) and on December 31 in respect of a distribution pursuant to Section 9.3(b). Subject to Section 9.6, amounts which have been declared to be payable to Unitholders pursuant to either Section 9.3(a) or (b) shall be paid in cash on the Distribution Payment Date which immediately follows the applicable record date in respect of a distribution pursuant to Section 9.3(a) or December 31 in the applicable year in respect of a distribution pursuant to Section 9.3(b).

         (d) In addition to the distributions which are made payable to Unitholders, the Trustees may designate and make payable any income or capital gain realized by the Trust as a result of the redemption of Units (including any income realized by the Trust on the redemption of Units in specie) pursuant to
                  Section 5.23 to the redeeming Unitholders in accordance with that Section.

9.4      CHARACTER OF DISTRIBUTIONS AND DESIGNATIONS

                  In accordance with and to the extent permitted by the Tax Act, the Trustees in each year may make designations in respect of the amounts payable or deemed to have been payable to or on behalf of Unitholders for such amounts that the Trustees consider to be reasonable in all of the circumstances, including designations relating to taxable dividends received or deemed to be received by the Trust in the year on shares of taxable Canadian corporations, net capital gains realized by the Trust in the year and foreign source income of the Trust for the year, as well as elect under sections 104(13.1) and/or (13.2) of the Tax Act that income be taxed to the Trust, rather than to the Unitholders. Distributions payable to Unitholders pursuant to this Article 9 shall be deemed to be distributions of Income of the Trust, Net Realized Capital Gains of the Trust, trust capital or other items in such amounts as the Trustees shall, in their absolute discretion, determine and shall be allocated to Unitholders in the same proportions as distributions received by Unitholders, subject to the discretion of the Trustees to adopt an allocation method which the Trustees consider to be more reasonable in the circumstances including pursuant to Section 9.3(d). For greater certainty, it is hereby declared that any distribution of Net Realized Capital Gains of the Trust shall include the non-taxable portion of the capital gains of the Trust which are encompassed in such distribution.

9.5      ENFORCEABILITY OF RIGHT TO RECEIVE DISTRIBUTIONS

                  Subject to Section 13.4, for greater certainty, it is hereby declared that each Unitholder shall have the legal right to enforce payment as of the relevant Distribution Record Date of any amount payable to such Unitholder as a result of any distribution which is payable to such Unitholder as of the relevant Distribution Record Date.

9.6      METHOD OF PAYMENT OF DISTRIBUTIONS

                  Where the Trustees determine that the Trust does not have available cash in an amount sufficient to make payment of the full amount of any distribution which has been declared to be payable pursuant to this Article on the due date for such payment, the payment may, at the option of the Trustees, include the issuance of additional Units, or fractions of Units, if necessary, having a fair market value as determined by the Trustees equal to the difference between the amount of such distribution and the amount of cash which has been determined by the Trustees to be available for the payment of such distribution.

9.7      WITHHOLDING TAXES

                  The Trustees shall deduct or withhold from distributions payable to any Unitholder all amounts required by law to be withheld from such distributions, whether such distributions are in the form of cash or additional Units. In the event of a distribution in the form of additional Units, the Trustees may sell Units of such Unitholder to pay such withholding taxes and the Trustees shall have the power of attorney of such Unitholder to do so.

9.8      DEFINITIONS

                  Unless otherwise specified or the context otherwise requires, any term in this Article which is defined in the Tax Act shall have for the purposes of this Article the meaning that it has in the Tax Act.

9.9      PAYMENTS TO UNITHOLDERS

                  Any cash payment required hereunder to be made to a Unitholder shall be paid in Canadian dollars by wire transfer, cheque or bank draft to the order of the registered Unitholder and may be mailed by ordinary mail to the last address appearing on the books of the Trust but may also be paid in such other manner as the Unitholder has designated to the Trustees and the Trustees have accepted or in such other currencies as the Trustees may determine. In the case of joint registered Unitholders, any cash payment required hereunder to be made to a Unitholder shall be deemed to be required to be made to such Unitholders jointly and shall be paid by cheque or bank draft but may also be paid in such other manner as the joint registered Unitholders or any one of the joint registered Unitholders has designated to the Trustees and the Trustees have accepted. For greater certainty, a Unitholder or any one of the joint Unitholders may designate and the Trustees may accept that any payment required to be made hereunder shall be made by deposit to an account of such Unitholder or to a joint account of such Unitholder and any other person or in the case of joint registered Unitholders to an account of joint registered Unitholders or to an account of any one of the joint registered Unitholders. A cheque or bank draft shall, unless the joint registered Unitholders otherwise direct, be made payable to the order of all of the said joint registered Unitholders, and if more than one address appears on the books of the Trust in respect of such joint unitholding, the cheque or bank draft or payment in other acceptable manner as aforesaid shall satisfy and discharge all liability of the Trustees or the Trust for the amount so required to be paid unless the cheque or bank draft is not paid at par on presentation at Calgary, Alberta, or at any other place where it is by its terms payable. In the event of non-receipt of any such cheque or bank draft by the Person to whom it was mailed, on proof of the non-receipt and upon satisfactory indemnity being given to it and to the Trust, the Trustees shall issue to the Person a replacement cheque or bank draft for a like amount.

                  The receipt by the registered Unitholder in another acceptable manner of any payment not mailed or paid in accordance with this Section 9.9 shall be a valid and binding discharge to the Trust and to the Trustees for any payment made in respect of the registered Units and if several Persons are registered as joint registered Unitholders or, in consequence of the death, bankruptcy or incapacity of a Unitholder, one or several Persons are entitled so to be registered in accordance with this Declaration of Trust, respectively, receipt of payment by any one of them shall be a valid and binding discharge to the Trust and to the Trustees for any such payment.

9.10     DISTRIBUTION REINVESTMENT AND UNIT PURCHASE PLAN

                  The Trustees may in their sole discretion establish a distribution reinvestment plan and Unit purchase plan at any time.

                                   ARTICLE 10
                                FEES AND EXPENSES

10.1     EXPENSES

                  The Trust shall pay all expenses incurred in connection with the administration and management of the Trust and its investments out of property of the Trust, including:

         (a)      interest and other costs of borrowed money;

         (b) fees and expenses of lawyers, accountants, auditors, appraisers and other agents or consultants employed by or on behalf of the Trust;

         (c)      compensation, remuneration and expenses of the Trustees;

         (d) expenses in connection with the payment of distributions on Units;

         (e)      expenses of changing or terminating the Trust;

         (f) fees and charges of transfer agents, registrars, indenture trustees and other trustees and custodians;

         (g) all fees, expenses, taxes and other costs incurred in connection with the issuance, distribution, transfer and qualification for distribution to the public of Units and other required governmental filings;

         (h) all fees and expenses as agreed to under the Administrative Services Agreement; and

         (i) all costs and expenses in connection with the incorporation or establishment, organization and maintenance of corporations and other entities formed to hold property of the Trust.

                                   ARTICLE 11
                     AMENDMENTS TO THE DECLARATION OF TRUST

11.1     AMENDMENTS BY THE TRUSTEES

                  The Trustees, if also approved by the Independent Trustees, may, without the approval of the Unitholders, make certain amendments to this Declaration of Trust, including amendments:

         (a) for the purpose of ensuring continuing compliance with applicable laws (including the Tax Act), regulations, requirements or policies of any governmental or other authority having jurisdiction over the Trustees or over the Trust;

         (b) deemed necessary or advisable to ensure that the Trust has not been established nor maintained primarily for the benefit of Non-Residents;

         (c) which, in the opinion of the Trustees, provide additional protection or benefit for the Unitholders;

         (d) to remove any conflicts or inconsistencies in this Declaration of Trust or to make corrections, including the correction or rectification of any ambiguities, defective provisions, errors, mistakes or omissions, which are, in the opinion of the Trustees, necessary or desirable and not prejudicial to the Unitholders; and

         (e) which, in the opinion of the Trustees, are necessary or desirable as a result of changes in taxation or other laws or the administration or enforcement thereof;

         provided that, notwithstanding the foregoing, the Trustees may not amend the Declaration of Trust in accordance with this Section if such amendment would (i) amend this Article 11; (ii) amend the Unitholders' voting rights; or (iii) cause the Trust to fail to qualify as a "mutual fund trust" under the Tax Act or cause the Units to constitute "foreign property" under the Tax Act.

11.2     AMENDMENTS BY UNITHOLDERS

                  Subject to Section 11.1, this Declaration of Trust may be amended only by the vote of a two-thirds majority of the votes cast at a meeting of Unitholders called for that purpose.

11.3     NO TERMINATION

                  No amendment to or amendment and restatement of this Declaration of Trust, whether pursuant to this Article 11 or otherwise, shall be construed as a termination of the Trust and the settlement or establishment of a new trust. The Trust shall notify Unitholders of changes to the Declaration of Trust effected under this Section, which notification may be made under Section 15.1, in the public disclosure record of the Trust or by posting the current version of this Declaration of Trust on the Trust's website.

                                   ARTICLE 12
                              TERMINATION OF TRUST

12.1     DURATION OF THE TRUST

                  Unless the Trust is sooner terminated as otherwise provided herein, the Trust shall continue in full force and effect so long as any property of the Trust is held by the Trustees, and the Trustees shall have all the powers and discretions, expressed and implied, conferred upon them by law or by this Declaration of Trust.

12.2     TERMINATION BY UNITHOLDERS

                  The Trust may be terminated by the vote of at least two-thirds of the votes cast at a meeting of Unitholders called for that purpose.

12.3     EFFECT OF TERMINATION

                  Upon the authorization of the termination of the Trust, the liabilities of the Trust shall be discharged with due speed and the net assets of the Trust shall be liquidated and the proceeds distributed proportionately to the Unitholders, such that any distributions from the Trust and any payment out of the net assets of the Trust upon a termination or winding up of the Trust shall be divided among and paid to Unitholders on a pro rata basis. Such distribution may be made in cash or in kind or partly in each, all as the Trustees in their sole discretion may determine. The Trust shall terminate upon the final distribution to Unitholders unless the Trustees determine otherwise but in any case shall otherwise terminate when no property of the Trust continues to be held by the Trustees.

                                   ARTICLE 13
                     LIABILITIES OF THE TRUSTEES AND OTHERS

13.1     LIABILITY AND INDEMNIFICATION OF THE TRUSTEES

                  The Trustees (including, for greater certainty, any former Trustees) shall at all times be indemnified and saved harmless out of the property of the Trust from and against all liabilities, damages, losses, debts and claims whatsoever, including costs, charges and expenses in connection therewith, sustained, incurred, brought, commenced or prosecuted against them for or in respect of any act, deed, matter or thing whatsoever made, done, acquiesced in or omitted in or about or in relation to the execution of their duties as Trustees and also from and against all other liabilities, damages, losses, debts, claims, costs, charges, and expenses (including legal fees and disbursements on a solicitor-and-his-own-client basis) which they sustain or incur in or about or in relation to the affairs of the Trust. Further, the Trustees shall not be liable to the Trust or to any Unitholder for any loss or damages relating to any matter regarding the Trust, including any loss or diminution in the value of the Trust or its assets. The foregoing provisions of this Section 13.1 in favour of any Trustee do not apply unless:

         (a) the Trustee acted honestly and in good faith with a view to the best interests of the Trust and the Unitholders; and

         (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Trustee had reasonable grounds for believing his conduct was lawful.

13.2      LIABILITY OF THE TRUSTEES

                  The Trustees (including, for greater certainty, any former Trustees) shall not be liable to the Trust or to any Unitholder, annuitant or any other Person for the acts, omissions, receipts, neglects or defaults of any Person, firm or corporation employed or engaged by them as permitted hereunder, or for joining in any receipt or act of conformity or for any loss, damage or expense caused to the Trust through the insufficiency or deficiency of any security in or upon which any of the monies of or belonging to the Trust shall be paid out or invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any Person, firm or corporation with whom or which any monies, securities or property of the Trust shall be lodged or deposited, or for any loss occasioned by error in judgment or oversight on the part of the Trustees, or for any other loss, damage or misfortune which may happen in the execution by the Trustees of their duties hereunder, except to the extent the Trustees have not acted in accordance with Sections 13.1(a) and 13.1(b).

13.3      RELIANCE UPON ADVICE

                  The Trustees may rely and act upon any statement, report or opinion prepared by or any advice received from the auditors, lawyers or other professional advisors of the Trust and shall not be responsible or held liable for any loss or damage resulting from so relying or acting.

13.4      LIABILITY OF UNITHOLDERS AND OTHERS

                  Notwithstanding any other provision of this Declaration of Trust, no Unitholder shall be held to have any personal liability as such, and no resort shall be had to, nor shall recourse or satisfaction be sought from, the private property of any Unitholder for any liability whatsoever, in tort, contract or otherwise, to any Person in connection with the Trust property or the affairs of the Trust, including for satisfaction of any obligation or claim arising out of or in connection with any contract or obligation of the Trust or of the Trustees or any obligation which a Unitholder would otherwise have to indemnify a Trustee for any personal liability incurred by the Trustee as such; only the assets of the Trust are intended to be liable and subject to levy or execution for satisfaction of such liability. Each Unitholder shall be entitled to be reimbursed out


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

of the assets of the Trust in respect of any payment of a Trust obligation made by such Unitholder.

13.5      LIABILITY AND INDEMNIFICATION OF THE UNITHOLDERS

                  No Unitholder will be subject to any liabilities in connection with the Trust or its obligations and affairs, and in the event that a court determines that Unitholders are subject to any such liabilities, the liabilities will be enforceable only against, and will be satisfied only out of, the Unitholders' share of the Trust's assets. The Unitholders shall at all times be indemnified and saved harmless out of the property of the Trust from and against any costs, damages, liabilities, expenses, charges and losses suffered by a Unitholder resulting from or arising out of such Unitholder not having such limited liability which they sustain or incur in or about or in relation to the affairs of the Trust.

13.6      CONTRACTS OF THE TRUST

                  The Trustees and the Trust will make all reasonable efforts to include a provision substantially to the following effect in every contract entered into by or on behalf of the Trust:

                  The parties hereto acknowledge that the Trustees are entering into this agreement solely in their capacity as Trustees on behalf of the Trust and the obligations of the Trust hereunder shall not be personally binding upon the Trustees or any of the Unitholders of the Trust and that any recourse against the Trust, the Trustees or any Unitholder in any manner in respect of any indebtedness, obligation or liability of the Trust arising hereunder or arising in connection herewith or from the matters to which this agreement relates, if any, including without limitation claims based on negligence or otherwise tortious behaviour, shall be limited to, and satisfied only out of, the Trust's assets.

For greater certainty, the omission from a contract of a provision to the foregoing effect does not affect the validity of effect of such contract, and neither the Trustees nor the Unitholders shall have any liability in connection with any such omission.

                                   ARTICLE 14
                                     GENERAL

14.1      EXECUTION OF INSTRUMENTS

                  All instruments and documents of whatsoever kind may be signed on behalf of the Trust by any two of the Trustees or Approved Officers. Notwithstanding the foregoing, the Trustees may from time to time, by resolution, determine the manner in which and the Person or Persons by whom any particular instrument or document or class of instruments or documents may or shall be signed, including the use of facsimile reproduction of any or all signatures and the use of the corporate seal or a facsimile reproduction thereof.

14.2      CHEQUES AND ELECTRONIC FUND TRANSFERS

                  All cheques and electronic fund transfers upon the bank or banks where the funds of the Trust are kept shall be drawn payable to the order of the party entitled to the payment to be


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

made, which cheques and electronic fund transfers, notwithstanding Section 14.1, shall be authorized by hand, facsimile or electronic signature of any two of the Trustees, any two of the Approved Officers or by any two other Persons that any two of the Trustees or Approved Officers may direct the bank or banks in writing, from time to time, to accept as authorized signers or countersigners for cheques or electronic fund transfers of the Trust.

14.3      REPORTS TO UNITHOLDERS

                  Prior to each meeting of Unitholders, the Trust shall provide the Unitholders (along with notice of such meeting) information similar to that required to be provided to shareholders of a public corporation governed by the CBCA and as required by applicable tax and securities laws.

14.4      TAXATION INFORMATION

                  On or before March 15 in each year, the Trust will provide Unitholders who received distributions from the Trust in the prior calendar year, such information regarding the Trust required by Canadian law to be submitted to Unitholders for income tax purposes to enable Unitholders to complete their tax returns in respect of the prior calendar year.

14.5      TAX ELECTION

                  In respect of the first taxation year of the Trust, the Trust will file an election pursuant to subsection 132(6.1) of the Tax Act that the Trust be deemed to be a mutual fund trust for the entire year.

14.6      TRUST PROPERTY TO BE KEPT SEPARATE

                  The Trustees shall maintain the property of the Trust separate from all other property in their possession.

14.7      TRUST RECORDS

                  The Trust shall prepare and maintain, at its principal office or at any other place in Canada designated by the Trustees, records containing:
(i) the Declaration of Trust; and (ii) minutes of meetings and resolutions of Unitholders. The Trust shall also prepare and maintain adequate accounting records and records containing minutes of meetings and resolutions of the Trustees and any committee thereof. Such records shall be kept at the principal office of the Trust or at such other place as the Trustees think fit and shall at all reasonable times be open to inspection by the Trustees.

14.8      RIGHT TO INSPECT DOCUMENTS

                  A Unitholder and any agent, consultant or creditor of the Trust shall have the right to examine the Declaration of Trust, the minutes of meetings and resolutions of Unitholders, and any other documents or records which the Trustees determine should be available for inspection by such Person, during normal business hours at the principal office of the Trust. Unitholders and creditors of the Trust shall have the right to obtain or make or cause to be made a list of all or any of the registered Unitholders, to the same extent and upon the same conditions as those which apply to shareholders and creditors of a corporation governed by the CBCA.


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

14.9      CONSOLIDATIONS

                  Any one or more Trustees or Approved Officers may prepare consolidated copies of the Declaration of Trust as it may from time to time be amended or amended and restated and may certify the same to be a true consolidated copy of the Declaration of Trust, as amended or amended and restated.

                                   ARTICLE 15
                                  MISCELLANEOUS

15.1      NOTICES

         (a) Any notice, communication or document ("notice") to be given, sent, delivered or served pursuant to this Declaration of Trust or otherwise to or on a Unitholder, Trustee, officer, auditor or member of a committee shall be sufficiently given, sent, delivered or served if delivered (whether in person, by courier service or other personal method of delivery) to the Person to whom it is to be given or if delivered to such Person's latest address, as shown in the securities register or in the records of the Trust, as the case may be, or if mailed to such Person, at such address by prepaid ordinary or air mail or, subject to the applicable laws regarding electronic delivery of documents, if sent to such Person at such address by any means of prepaid transmitted, electronic or recorded communication, except where applicable laws require a notice to be sent by registered mail.

                  A notice so delivered by prepaid mail or delivered personally is deemed to be received at the time it would have been delivered in the ordinary course of mail unless there are reasonable grounds for believing that the recipient did not receive the notice or document at that time or at all.

                  Subject to applicable laws, as amended from time to time, a notice so delivered by prepaid transmitted, electronic or recorded communication is deemed to have been provided when it leaves an information system within the control of the originator or another person who sent it on behalf of the originator and is deemed to be received when it enters the information system designated by the addressee or, if the notice is posted on or made available through a generally accessible electronic source, when it is accessed by the addressee.

                  Any Approved Officer of the Trust may change or cause to be changed the recorded address of any Unitholder, Trustee, officer, auditor or member of a committee in accordance with any information believed by such Approved Officer to be reliable.

         (b) Any written notice or written communication to the Trust shall be addressed to the Trustees at the head office of the Trust designated in this Declaration of Trust.

15.2      FAILURE TO GIVE NOTICE

                  The failure by the Trustees, by accident or omission or otherwise unintentionally, to give any Unitholder, any Trustee or the auditors of the Trust any notice provided for herein


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

shall not affect the validity, effect, taking effect or time of taking effect of any action referred to in such notice, and the Trustees shall not be liable to any Unitholder for any such failure.

15.3      SEVERABILITY

                  The provisions of this Declaration of Trust are severable and if, in any jurisdiction, any provision is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions and without affecting the validity or enforceability of such provision in any other jurisdiction.

15.4      GOVERNING LAW

                  This Declaration of Trust shall be interpreted and governed by and take effect exclusively in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable in that province. Any and all disputes arising under this Declaration of Trust, whether as to interpretation, performance or otherwise, shall be subject to the exclusive jurisdiction of the courts of the Province of Alberta and each of the Trustees hereby irrevocably attorns, and each Unitholder shall be deemed to hereby irrevocably attorn, to the exclusive jurisdiction of the courts of such province.

15.5      LANGUAGE

         Les parties aux presentes ont exiges que la presente convention ainsi que tous les documents et avis qui s'y rattachent et/ou qui en decouleront soient rediges en la langue anglaise. The parties hereto have required that this Declaration of Trust and all documents and notices resulting herefrom be drawn up in English.

15.6      COUNTERPARTS

                  This Declaration of Trust may be executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

                  IN WITNESS WHEREOF the Trustee appearing below, having been duly authorized to execute and deliver this Declaration of Trust, has caused these presents to be signed as of the date first above written.



SIGNED & DELIVERED In the presence of:




-------------------------------------  -----------------------------------------
Witness                                Michael Grandin - Initial Trustee

                                   APPENDIX A

                            FORM OF REDEMPTION NOTICE


TO: FORDING CANADIAN COAL TRUST (the "Trust")


NOTICE is given that ______________________ (the "Unitholder") elects to have __________ units of the Trust ("Units") registered in the name of the Unitholder redeemed in accordance with Section 5.23 of the Trust's Declaration of Trust.

The Unitholder acknowledges that the redemption will be completed on the date (the "Redemption Date") on which the Trust has, to the satisfaction of the Trustees of the Trust, received this Notice of Redemption and any other required documents or evidence that the Trustees of the Trust may reasonably require with respect to the identity, capacity or authority of the Unitholder.

The Unitholder further acknowledges that the instructions given in this Notice of Redemption are irrevocable and that all rights with respect to the Units tendered for redemption shall cease (other than the right to receive the redemption payment therefor) including the right to receive any distributions thereon which are declared payable to the holders of Units of record on a date which is subsequent to the Redemption Date.

If this Notice of Redemption is executed by a person other than the registered owner(s) of the Units, such signature must be guaranteed by an Eligible Institution (as defined below), or in some other manner satisfactory to the Trustees on behalf of the Trust (except that no guarantee is required if the signature is that of an Eligible Institution).

An "Eligible Institution" means a Canadian Schedule I chartered bank, a major trust company in Canada, a commercial bank or trust company in the United States, a member of the Securities Transfer Association Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP). Members of these programs are usually members of or participating organizations in a recognized stock exchange in Canada and/or the United States, members of the Investment Dealers Association of Canada, members of the National Association of Securities Dealers or banks and trust companies in Canada or the United States.

Signature guaranteed by                  Dated: ________________________________
(if required as explained above):


--------------------------------------   ---------------------------------------
          Authorized Signature                    Authorized Signature


--------------------------------------   ---------------------------------------
           Name of Guarantor                       Name of Unitholder
         (please print or type)                  (please print or type)

--------------------------------------   ---------------------------------------
     Address (please print or type)          Address (please print or type)


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